UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                            GALAXY ENERGY CORPORATION
                (Name of Registrant As Specified in its Charter)

           ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)     Title of each class of securities to which transaction  applies:

               -----------------------------------
        2)     Aggregate number of securities to which transaction applies:

               -----------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:

               ---------------------------------------
         5)    Total fee paid:
                              --------------------------------
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)    Amount Previously Paid:
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         2)    Form, Schedule or Registration Statement No.:
                                                            --------------------
         3)    Filing Party:
                               -------------------------------------------------
         4)    Date Filed:
                             ---------------------------------------------------

                            GALAXY ENERGY CORPORATION
                         1331 - 17TH STREET, SUITE 1050
                             DENVER, COLORADO 80202


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 27, 2007


To the Shareholders of Galaxy Energy Corporation:


         A special meeting of shareholders of Galaxy Energy Corporation, a Colorado corporation (the "Company"), will be held on February 27, 2007, at 10:00 a.m., local time, at 1331 - 17th Street, Suite 1050, Denver, Colorado, for the following purposes:


         1. To consider and vote upon a proposal to sell the Powder River Basin assets held by Dolphin Energy Corporation, the Company's wholly-owned subsidiary ("Dolphin"), to PetroHunter Energy Corporation ("PetroHunter") for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the holders of the Company's secured convertible promissory notes (the "Secured Noteholders"); and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The board of directors has fixed January 19, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Denver, Colorado, during ordinary business hours for a period beginning January 19, 2007 and continuing through the meeting.


         All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. SHAREHOLDERS MAY ALSO VOTE BY FACSIMILE, TELEPHONE, OR THE INTERNET. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                 By order of the Board of Directors,


                                 Marc E. Bruner
                                 President and Chief Executive Officer


Denver, Colorado
February 7, 2007

                            GALAXY ENERGY CORPORATION
                         1331 - 17TH STREET, SUITE 1050
                             DENVER, COLORADO 80202


               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 27, 2007


                                  INTRODUCTION


         The accompanying proxy is solicited by and on behalf of the board of directors of the Company for use at a special meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy were first sent to shareholders of the Company is February 7, 2007.


         Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the proposal described in the foregoing notice.

         The board of directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time if they have received a sufficient number of proxies to approve the adjournment. The persons named as proxies will have discretionary authority to vote all shares for which they serve as proxies, including abstentions and broker non-votes, on the adjournment of the meeting, whether or not a quorum is present, to a date not more than 120 days after the original record date to permit further solicitation of proxies.

         Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Christopher S. Hardesty, Chief Financial Officer, Galaxy Energy Corporation, 1331 - 17th Street, Suite 1050, Denver, Colorado 80202; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

                                SUMMARY OF TERMS

         The following is a summary of the material terms of the proposed sale of the Powder River Basin assets held by Dolphin, the Company's wholly-owned subsidiary, to PetroHunter. For convenience, all further references to Dolphin will be omitted.

   o PROPERTY TO BE SOLD: The Company will deliver title to all of its interests in its Powder River Basin assets. For more information see the discussion beginning on page 9 under the heading "Description of Powder River Basin Assets."

   o CONSIDERATION: The Company will receive total consideration of $45,000,000. Up to $25,000,000 of the consideration will be paid in PetroHunter common stock. The remaining consideration, approximately $20,000,000, will be paid in cash. For more information see the discussion beginning on page 10 under the heading "Consideration to be Received."



Galaxy Energy Corporation Proxy Statement - Page 1

   o CLOSING: The transaction is anticipated to close on February 28, 2007. For more information see the discussion beginning on page 7 under the heading "PROPOSAL 1 - TO APPROVE THE SALE OF THE COMPANY'S POWDER RIVER BASIN ASSETS TO PETROHUNTER."


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


         The proposed sale of the Powder River Basin assets to PetroHunter is a "related party" transaction. PetroHunter is a related party because Marc A. Bruner, a 14.1% beneficial shareholder of the Company, is PetroHunter's controlling shareholder. In addition, Marc A. Bruner is the father of Marc E. Bruner, the Company's President and Chief Executive Officer and a director. See the description of previous transactions between the Company and Marc A. Bruner under the heading "Present and Past Transactions with PetroHunter" beginning on page 16. The Company expects Marc A. Bruner and Marc E. Bruner to vote in favor of the proposed sale.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS


         Only holders of record of Common Stock at the close of business on January 19, 2007 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum. On the Record Date for the meeting, there were issued and outstanding 82,661,968 shares of Common Stock. At the meeting, each shareholder of record on the Record Date will be entitled to one vote for each share registered in such shareholder's name on the Record Date. The following table provides certain information as to the share ownership of officers and directors individually and as a group, and the holders of more than 5% of the Company's Common Stock as of January 19, 2007:


                                                          AMOUNT AND NATURE OF BENEFICIAL    PERCENT OF CLASS (2)<F2>
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                         OWNERSHIP               ------------------------
----------------------------------------                             ---------

Marc A. Bruner                                                    11,701,799 (3)<F3>                14.1%
29 Blauenweg
Metzerlen, Switzerland 4116

Resource Venture Management                                         4,899,525                       5.9%
29 Blauenweg
Metzerlen, Switzerland 4116

Bruner Group, LLP                                                   4,500,000                       5.4%
1775 Sherman Street #1375
Denver, Colorado 80203

Marc E. Bruner                                                    2,000,000 (4)<F4>                 2.4%

Cecil D. Gritz                                                     425,000 (5)<F5>                    *

Dr. James Edwards                                                  300,000 (6)<F6>                    *

Richard E. Kurtenbach                                              262,500 (7)<F7>                    *

Robert Thomas Fetters, Jr.                                         240,000 (8)<F8>                    *

Nathan C. Collins                                                  240,000 (8)<F8>                    *




Galaxy Energy Corporation Proxy Statement - Page 2

                                                          AMOUNT AND NATURE OF BENEFICIAL    PERCENT OF CLASS (2)<F2>
NAME AND ADDRESS OF BENEFICIAL OWNER (1)<F1>                         OWNERSHIP               ------------------------
----------------------------------------                             ---------

Christopher S. Hardesty                                            166,000 (9)<F9>                    *

Ronald P. Trout                                                    60,000 (10)<F10>                   *

All officers and directors as a group  (8 persons)                3,693,500 (11)<F11>               4.4%

*less than one percent (1%)
---------------

(1)<F1> To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.
(2)<F2> This table is based on 82,661,968 shares of Common Stock outstanding as of January 19, 2007. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from January 19, 2007, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)<F3> Included in Mr. Bruner's share ownership are shares owned of record by Resource Venture Management and Bruner Group, LLP. Mr. Bruner is a control person of both these entities. Also included in Mr. Bruner's share ownership are 203,390 shares issuable upon exercise of warrants.
(4)<F4>  Includes 500,000 shares issuable upon exercise of stock options.
(5)<F5>  Includes 425,000 shares issuable upon exercise of stock options.
(6)<F6>  Includes 300,000 shares issuable upon exercise of stock options.
(7)<F7>  Includes 262,500 shares issuable upon exercise of stock options.
(8)<F8>  Includes 240,000 shares issuable upon exercise of stock options.
(9)<F9>  Includes 150,000 shares issuable upon exercise of stock options.
(10)<F10>Includes 60,000 shares issuable upon exercise of stock options.
(11)<F11>Includes 2,177,500 shares issuable upon exercise of stock options.


CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of the Company.

                        VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for, against or abstained from the proposal described in the foregoing notice.

         The proposal to sell the Company's Powder River Basin assets need only be approved by a majority of the shares of Common Stock present or represented and voting on the applicable proposal at the meeting, so long as a quorum is present. If a shareholder elects to "ABSTAIN" from voting on this proposal on the attached proxy card, it will have the same effect as a vote cast "AGAINST" such proposal.

         If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposal, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

         Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any "broker non-votes" will be counted for the




Galaxy Energy Corporation Proxy Statement - Page 3 purposes of determining whether a quorum is present for the meeting, but will not be counted as votes cast regarding the proposal.

         The Company expects that Marc A. Bruner and members of its management, including Marc E. Bruner, will vote in favor of the proposed sale.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

Q. WHAT PROPOSAL ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?


A. The Company is seeking approval to sell its Powder River Basin assets to PetroHunter Energy Corporation for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the Company's Secured Noteholders.


Q. WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL TO SELL THE POWDER RIVER BASIN ASSETS?


A. Although shareholder approval is not required, the board of directors believes it would be prudent to obtain shareholder approval because the transaction involves a related party. Therefore, the Company seeks shareholder approval to provide shareholders the opportunity to voice their agreement with or reservations about the proposed sale.


Q.       DO I HAVE A RIGHT TO SEEK AN APPRAISAL OF MY SHARES?

A. No. Under the laws of Colorado, the Company's Articles of Incorporation, and the Company's Bylaws, this transaction does not give rise to appraisal or dissenters' rights.

Q.       WHAT HAPPENS IF THE PROPOSAL IS APPROVED?


A. If the proposal is approved, then the Company intends to close the transaction by February 28, 2007, so long as by that date PetroHunter has obtained adequate financing and the Company has obtained approval from its Secured Noteholders. The proceeds from the sale will be utilized to reduce the Company's outstanding debt to its Secured Noteholders and to the holders of its other convertible debt. The outstanding debt will be settled at the closing.


Q.       WHAT IF THE PROPOSAL IS NOT APPROVED?

A. If the proposal does not receive shareholder approval, then the Company will not proceed with the sale.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF THE PROPOSED SALE THE POWDER RIVER BASIN ASSETS?


A: Upon its own analysis of the proposed sale, including consideration of the fairness opinion of Bruce E. Lazier, the board of directors of the Company has unanimously determined that the terms of the proposed asset sale are fair to, and in the best interests of, the shareholders. The board of directors unanimously recommends that you vote for the approval of the proposed sale of the Powder River Basin assets to PetroHunter.





Galaxy Energy Corporation Proxy Statement - Page 4

Q:       WHEN DO YOU EXPECT THE SALE TO BE COMPLETED?


A: The Company is working toward completing the sale by February 28, 2007. If the proposed sale is approved and the other conditions to the sale are satisfied or waived, the proposed sale of the Powder River Basin assets should be completed within one week after the special meeting.


Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED SALE OF THE POWDER RIVER BASIN ASSETS TO THE SHAREHOLDERS?

A: Based on current U.S. federal income tax laws and IRS interpretations and regulations, there will be no tax consequences to the shareholders as a result of the sale of the Powder River Basin assets.

Q:       WHEN AND WHERE IS THE SPECIAL MEETING?


A: The special meeting of the Company's shareholders will be held on February 27, 2007, at 10:00 a.m., local time, at 1331 - 17th Street, Suite 1050, Denver, Colorado, 80202.


Q:       WHO CAN VOTE ON THE PROPOSED SALE OF THE POWDER RIVER BASIN ASSETS?


A: Holders of the Company's common stock at the close of business on January 19, 2007, the record date for the special meeting, may vote in person or by proxy at the special meeting.


Q:       WHAT DO I NEED TO DO NOW?

A: You should read this proxy statement carefully, including the exhibits accompanying this proxy statement, and consider how the proposed sale affects you. Then, please mark your vote on your proxy card and date, sign and mail it in the enclosed, postage paid return envelope or vote your shares via facsimile, telephone, or the Internet according to the instructions on the proxy card.

Q:       HOW DO I VOTE?

A: You may vote by signing the proxy card and returning it to the Company in the postage paid return envelope prior to February 27, 2007. You may also vote via facsimile, telephone, or the Internet. Please refer to the enclosed proxy card, which contains complete instructions for voting via facsimile, telephone, and the Internet.

Q:       WHAT HAPPENS IF I DO NOT VOTE?

A: The failure to return your proxy card or vote via facsimile, telephone, or the Internet will have prevented your shares from counting toward the determination of whether a quorum is present at the meeting. If a quorum is not present at the meeting, a vote will be taken to adjourn the meeting to a date not more than 120 days after the Record Date. If a quorum is present at the meeting, a majority vote of the quorum will be sufficient to approve the proposed sale.

Q:       MAY I VOTE IN PERSON?

A: Yes. You may attend the special meeting and vote your shares in person whether or not you signed and returned your proxy card or vote via facsimile, telephone, or the Internet. If you exercise your right to vote at the meeting after signing and returning your proxy card or voting via facsimile, telephone, or the Internet, you must affirmatively revoke your proxy card, facsimile,



Galaxy Energy Corporation Proxy Statement - Page 5 telephone, or Internet vote before you can vote your shares at the meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the broker, bank or other nominee.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD, OR VOTED VIA FACSIMILE, TELEPHONE, OR THE INTERNET?

A: Yes. You may change your vote at any time before your proxy card, facsimile, telephone, or Internet vote is cast at the special meeting. You can do this in several ways. You can send a written notice to the Company's Secretary at the executive offices located at 1331 - 17th Street, Suite 1050, Denver, Colorado, 80202, stating that you would like to revoke your proxy card, facsimile, telephone, or Internet vote. You may also change your facsimile, telephone, or Internet vote by following the instructions on your proxy card. You can attend the meeting, affirmatively revoke your proxy, facsimile, telephone, or Internet vote and vote in person. Your attendance alone will not revoke your proxy card, facsimile, telephone, or Internet vote.

Q: IF MY BROKER HOLDS MY SHARES IN STREET NAME, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided by your broker. Any "broker non-votes" will be counted for the purposes of determining whether a quorum is present for the meeting, but will not be counted as votes cast regarding the proposal.

Q:       IS THERE ANY LITIGATION CHALLENGING THE PROPOSED SALE?

A: No. However, a complaint could be filed at any time. There can be no guarantee that such a claim would not interfere with the proposed sale.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?


A: The information provided above in question and answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the exhibits. If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposed sale, including the procedures for voting your shares, you should contact:


                  Galaxy Energy Corporation
                  1331 - 17th Street, Suite 1050
                  Denver, Colorado, 80202
                  Telephone: (303) 293-2300

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This proxy statement may include statements that are not historical facts. These forward-looking statements are based on the Company's current estimates and assumptions and, as such, involve uncertainty and risk, and are not guarantees of future performance. Forward-looking statements include the information concerning the Company's possible or assumed future results of operations and also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions.




Galaxy Energy Corporation Proxy Statement - Page 6

         You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to, future decisions by the Securities and Exchange Commission or other governmental or regulatory bodies; the vote of the Company's shareholders on the proposed sale; business disruptions resulting from the announcement of the proposed sale; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in the Company's filings with the SEC. All forward-looking statements are effective only as of the date they are made and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                PROPOSAL 1 - TO APPROVE THE SALE OF THE COMPANY'S
                    POWDER RIVER BASIN ASSETS TO PETROHUNTER

BACKGROUND

         In response to a notice received on April 25, 2006 from the American Stock Exchange that it was not in compliance with certain requirements for continued listing on the Exchange, the Company submitted a business plan to the Exchange on May 12, 2006 to demonstrate the Company's ability to regain compliance with the continued listing standards of the Exchange. An important facet of the business plan was the Company's determination to sell certain of its properties in the Powder River Basin and other areas which it considers non-core, that is, properties on which it does not plan to commence development activities within the next two fiscal years.

         In June 2006, PetroHunter, through Marc A. Bruner, expressed an interest in acquiring the Powder River Basin assets in discussions with the Company's outside legal counsel. However, nothing was pursued at that time.


         On July 31, 2006, the Company entered into a non-binding letter of intent with Exxel Energy Corp., a related party ("Exxel"), for Exxel's wholly-owned subsidiary, Exxel Energy USA Inc., to pay $50 million (US) to acquire the Company's undivided 25% working interest in the Garfield County, Colorado, project known as Rifle Creek. Exxel already owned the other 75% working interest in the Rifle Creek project. Exxel is a related party because Marc A. Bruner is a significant shareholder of that company.



         On September 28, 2006, the purchase price for the Company's Rifle Creek assets was subsequently reduced to $40 million, up to 25% of which could be paid with shares of Exxel's common stock rather than cash. The proposed sale was contingent, among other things, upon Exxel being able to obtain financing on acceptable terms. In the following weeks, Exxel experienced delays in obtaining the necessary financing, and the Company received an expression of interest from PetroHunter in acquiring the Powder River Basin assets. Marc E. Bruner, together with the Company's outside legal counsel, began to negotiate on behalf of the Company for a proposed sale of the Powder River Basin assets. PetroHunter, through its officers, Kelly Nelson and Carmen Lotito, initially offered to pay $35 million for the assets in cash and PetroHunter stock, but then agreed to the $45 million price.



         The Company's board of directors reviewed a number of factors in considering the merits of the possible sale of the Rifle Creek project to Exxel and the proposed sale of the Powder River Basin assets to PetroHunter. The board considered the value of the Powder River Basin assets based upon a market value appraisal prepared by Gustavson Associates, LLC ("Gustavson") as of November 30, 2005. The appraisal placed the value of the Powder River Basin assets at $169 million based upon gas prices and Galaxy's costs to drill, complete, and equip a well at that time. These factors have changed significantly since




Galaxy Energy Corporation Proxy Statement - Page 7

November 2005. According to the Energy Information Administration, Office of Oil and Gas of the Department of Energy, the average wellhead price for gas was $9.54 per Mcf in November 2005, as compared to $5.03 per Mcf in October 2006. Galaxy's costs have increased due to the difficulties encountered into dewatering the Company's wells in the Powder River Basin. As a result, the board discounted significantly the $169 million Powder River Basin value in the Gustavson appraisal.



         In comparing the two possible sales, the board of directors also considered the capital investment necessary to realize the resource potential identified in the Gustavson report. The Company estimated that it would require an additional $75 million to $100 million to recover the potential resources in the Powder River Basin assets. Such investment would be on top of the roughly $45 million already invested in the Powder River Basin assets. By contrast, the Company believes that its share of costs would be between $35 million and $50 million to recover the potential resources in the Rifle Creek project. The board believes further exploration and studies of the Rifle Creek project are needed to narrow the required investment estimate.



         The board also considered the timing differences of the results obtained from capital expenditures for each of the properties considered for sale. The Powder River Basin is a coal bed methane project. The methane is held within coal seams by water pressure. The extraction of the coal bed methane involves pumping water from the coal seam aquifer in order to release the water pressure that is trapping the gas in the coal. The Company has found that this "dewatering" process can be long and costly and hampered by winter weather. With some of the Company's wells, the dewatering process has lasted well over one year. In contrast, the Rifle Creek project is a "tight sands" project. The gas is trapped in tight sands - rock formations that are less porous than those in conventional gas fields. Exploration and extraction are accomplished by pumping fluids and minerals underground at high pressure to fracture the tight sands. Drilling is not affected by the weather and wells can be completed within a few months.



         This timing difference is significant, as the Company is currently forced to seek financing to continue operations. If the Company were to sell the Rifle Creek project and pay off its secured debt and convertible debt, it would still be difficult and expensive to obtain financing for the Powder River Basin assets. Too much time would elapse from the time that expenditures for dewatering are made until the wells can produce gas. In contrast, if the Company were to sell the Powder River Basin assets and pay off its secured debt and convertible debt, the board believes that the Rifle Creek project could be financed, as only a few months are need to drill, complete, and get a well into production.



         The board of directors believes that the cost basis of the two properties is not necessarily an indication of the value of the properties. The Powder River Basin assets had a cost basis of $36,982,658 after subtracting accumulated depletion, amortization, and impairment as of August 31, 2006. The Rifle Creek project had a cost basis of only $7,145,336 after subtracting accumulated depletion, amortization, and impairment as of the same period. The difference in cost bases can be attributed to the differing capital requirements placed upon the Company to develop these assets. The Company owns an average 86% working interest in the Powder River Basin assets and therefore bears that percentage of the drilling, exploration, and facilities costs. In contrast, the Company owns a 25% working interest in the Rifle Creek project and had an agreement whereby Exxel obtained its 75% working interest by funding 100% of the next $14 million of lease acquisition, drilling completion, and facilities costs. In July of 2006, Exxel completed its funding commitment and the Company began funding 25% of the costs, in accordance with its working interest ownership.



         After considering the various factors, in October 2006, the Company determined not to proceed with the proposed sale of its Rifle Creek interests when it became clear that Exxel was unlikely to secure the financing necessary to complete the purchase. On October 23, 2006, the Company entered into a letter



Galaxy Energy Corporation Proxy Statement - Page 8 of intent to sell its Powder River Basin assets to PetroHunter Energy Corporation for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the Company's Secured Noteholders.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE SALE OF THE POWDER RIVER BASIN ASSETS TO PETROHUNTER FOR $45,000,000 IN CASH AND PETROHUNTER COMMON STOCK. The proposed sale requires authorization of a majority of the votes cast at the shareholder meeting on February 27, 2007 by the holders of the Common Stock on the Record Date. Each share of Common Stock is entitled to one vote per share. If the Company fails to obtain the requisite shareholders' authorization for the proposed sale, the Company will not consummate the Purchase and Sale Agreement, a copy of which is attached to this Proxy Statement. The holders of the Common Stock are not entitled to appraisal rights in connection with the proposed sale under the laws of Colorado, the Company's Articles of Incorporation or the Company's Bylaws.




DESCRIPTION OF POWDER RIVER BASIN ASSETS

         As reported in the Company's report on Form 10-Q for the quarter ended August 31, 2006, the Powder River Basin assets consist, on a cost basis, of the following:

    ----------------------------------------------------------------------
                                               TOTAL CAPITALIZED COSTS
    ----------------------------------------------------------------------
    EVALUATED PROPERTIES
    ----------------------------------------------------------------------
    West Recluse                                              $  2,834,557
    ----------------------------------------------------------------------
    Glasgow                                                      2,068,620
    ----------------------------------------------------------------------
    Leiter/Ucross                                                3,042,695
    ----------------------------------------------------------------------
    Castle Rock                                                  1,870,577
    ----------------------------------------------------------------------
    UNEVALUATED PROPERTIES
    ----------------------------------------------------------------------
    Pipeline Ridge                                              12,426,928
    ----------------------------------------------------------------------
    Leiter/Ucross                                               10,793,037
    ----------------------------------------------------------------------
    Buffalo Run                                                  5,236,903
    ----------------------------------------------------------------------
    Kirby                                                        2,065,226
    ----------------------------------------------------------------------
    Horse Hill                                                   1,276,976
    ----------------------------------------------------------------------
    Dutch Creek                                                  1,872,967
    ----------------------------------------------------------------------
    Beaver Creek                                                   563,099
    ----------------------------------------------------------------------

    ----------------------------------------------------------------------
    Asset Retirement Obligation Asset and
    all Other                                                    1,367,885
    ----------------------------------------------------------------------
    Less accumulated depletion,
    amortization and impairment                                (8,436,812)
    ----------------------------------------------------------------------
    TOTAL                                                      $36,982,658
    ----------------------------------------------------------------------

         In greater detail, the assets that will be sold if approval is obtained are as follows:

         The Powder River Basin is an area of 14 million acres in northeastern Wyoming and southeastern Montana that is roughly bounded by the Bighorn Mountains in the West, the Black Hills in the east, Montana's Cedar Ridge in the north, and Wyoming's Laramie Mountains, Casper arch, and Hartville Uplift in the South. The area is marked by grass-covered plains, rolling hills, wide, flat streambeds, and broad floodplains. The Powder River Basin is the single largest source of coal mined in the United States. It is also home to oil and conventional natural gas production. Since 1997, it has also been the site of




Galaxy Energy Corporation Proxy Statement - Page 9 intensive coal bed methane production and has recently become the most active area in the country for such gas development. The United States Geological Survey estimates there may be as much as 100 trillion cubic feet of gas waiting to be found in the Powder River Basin.








         The Company's Wyoming properties in the Powder River Basin consist of about 53,000 net acres in four project areas in Sheridan, Johnson and Campbell counties, plus working interests in a total of 210 coal bed methane wells in various stages of completion and production and 8 water disposal wells. The Company acquired all leases and acquired or drilled all wells in the period from December 2003 through November 2005.

         The Company's Montana properties in the Powder River Basin consist of about 32,000 net acres in two project areas in Big Horn county, plus working interests in 18 non-operated wells in various stages of completion and production.

REASON FOR SALE OF POWDER RIVER BASIN ASSETS

         The Company has determined that the additional capital requirements necessary to realize profitability in the Powder River Basin is greater than the resources available to it at this time. Also, the burden of the Company's outstanding debt has diverted the Company's resources away from its primary operations. The Company believes that it is in the shareholders' best interest to divest the Powder River Basin assets and redeem its outstanding debt held by Secured Noteholders. The proposed sale will free the Company's resources to focus on developing the Company's other assets.

CONSIDERATION TO BE RECEIVED

         Subject to PetroHunter receiving adequate financing, the Company will receive approximately $20,000,000 in cash and up to $25,000,000 in PetroHunter common stock at the closing of the transaction. The PetroHunter common stock will be restricted common stock issued in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) under the Securities Act of 1933, as amended.

         PetroHunter is a Maryland corporation whose common stock is traded on the OTC Bulletin Board. PetroHunter is subject to the reporting requirements of the Securities and Exchange Commission.

USE OF PROCEEDS OF THE PROPOSED SALE OF THE POWDER RIVER BASIN ASSETS

         The Purchase and Sale Agreement provides that upon consummation of the sale, the Company will receive $20,000,000 in cash plus $25,000,000 in PetroHunter common stock. The Company expects to use a portion of the proceeds received from the proposed sale to pay off its outstanding notes payable, including notes payable to Secured Noteholders.









Galaxy Energy Corporation Proxy Statement - Page 10

         The following table and narrative summarize the Company's expected use of the proceeds from the sale of the Powder River Basin assets, assuming a February 28, 2007 closing date:



                                                        SHARES OF
                                                       PETROHUNTER
                                                       COMMON STOCK            CASH
                                                    --------------------------------------
PROCEEDS RECEIVED
     Proceeds of Sale                                    16,666,667         $20,000,000
     Less: Earnest Money Received                                 -          (2,000,000)

USES OF PROCEEDS
     Payment to Secured Noteholders                      (1,000,000)        (15,114,280)
     Payment to Other Convertible Debt Holders          (11,809,994)1<F1>             -

                                                    --------------------------------------
TOTAL PROCEEDS                                            3,856,673         $ 2,885,720
                                                    ======================================

                                                     SHARES OF GALAXY
                                                        COMMON STOCK           CASH
                                                    --------------------------------------
OTHER PAYMENTS REQUIRED FOR CLOSING
     Payment to Secured Noteholders                     (12,000,000)              -
---------------

(1)<F1> As of the date of this Proxy Statement, Galaxy does not have any agreements with any of its convertible debt holders as to whether they will accept payment of their loans entirely in shares of PetroHunter common stock.


         On November 29, 2006, Galaxy entered into a Waiver and Amendment Agreement that contained the consent of the holders of its secured convertible promissory notes (the "Secured Noteholders") to the proposed sale. Such consent is required as the Secured Noteholders have a security interest covering the Powder River Basin assets. As a condition to the Secured Noteholders' consent, the proposed sale must be completed by February 28, 2007, the Company must be in compliance with the Waiver and Amendment Agreement and all of its obligations under the various agreements with the Secured Noteholders, and the Company will be required to (i) pay the secured convertible promissory notes in full, (ii) deliver to the Secured Noteholders 1,000,000 of the PetroHunter shares to be received by the Company as part of the sale consideration and 10,000,000 shares of the Company's common stock and (iii) retire all of its outstanding subordinated convertible debt using the consideration it receives in the proposed sale. The Secured Noteholders and PetroHunter must enter into a suitable registration rights agreement with respect to the 1,000,000 PetroHunter shares.


         Since the proposed sale has not been consummated by January 31, 2007, and the Company wishes to maintain the Secured Noteholders' consent to the sale, the Company has issued 2,000,000 shares of its common stock to the Secured Noteholders. The Company has agreed to register these shares pursuant to the terms of a Registration Rights Agreement.



         As of February 28, 2007, a total of $15,114,280 will be owed to the Secured Noteholders.



         The Secured Noteholders are requesting, as a condition to their consent, that the Company's other convertible debt (in the aggregate amount of $17,714,991 for principal and interest as of February 28, 2007) be paid immediately after the Company closes its transaction with PetroHunter. After paying the debt owed to the Secured Noteholders in cash, the Company will not have sufficient cash to pay the holders of its other convertible debt. Therefore, the Company is also negotiating with the holders of its




Galaxy Energy Corporation Proxy Statement - Page 11 other convertible debt to accept shares of PetroHunter stock as payment of those obligations. None of the holders of the convertible debt is a related party to the Company. No final agreements have been reached with any convertible debt holders and there are no penalty provisions associated with this outstanding convertible debt. The convertible debt holders are waiting for final approval of the proposed sale by our shareholders before committing to any negotiated settlement of the debt.



         Following the closing of the proposed sale and after the anticipated payment of notes payable and other estimated expenses and costs incurred in connection with the proposed sale and making the other assumptions set forth in the unaudited pro forma condensed consolidated financial statements annexed hereto, the Company estimates that its net pre-tax proceeds will be approximately 3,856,673 shares of PetroHunter common stock and $2,885,720 of cash if the other convertible debt holders accept payment consisting entirely of PetroHunter common stock.


FEDERAL INCOME TAX CONSEQUENCES OF THE SALE

         The Company will recognize the difference between the tax basis of Powder River Basin assets and the sale price as a taxable gain. The Company will apply its accumulated net operating losses to the gain in the current taxable year. Due to the application of the Company's net operating losses, the gain from the sale of the Powder River Basin assets will not create taxable income in the current taxable year.

REGULATORY APPROVALS

         No federal or state regulatory approvals must be obtained in connection with this transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS


         The Company's board of directors believes that selling the Powder River Basin assets to PetroHunter is in the best interests of the Company and its shareholders. The board of directors recommends a vote "for" the proposal to authorize the sale of the Powder River Basin assets to PetroHunter.



         In making its recommendation to vote "for" the proposed sale, the board of directors considered the following factors:



   o The fact that the amount of capital required to develop the Powder River Basin assets in order to realize their potential is greater than the sources of capital available to the Company;



   o The belief of the board of directors that, as a result of the consideration to be received by the Company as a result of the proposed sale, the proposed sale will represent an attractive return to the Company on the Company's investment in the Powder River Basin assets;



   o The fact that the consideration to be received in the proposed sale will enable the Company to significantly reduce its outstanding debts and improve its working capital deficit;



   o The fact that the substantially decreased amount of outstanding debt will allow the Company to focus a majority of additional capital raised and future earnings on operating activities through further investment and acquisition transactions rather than expend such capital on principal and interest payments;



   o   The fairness opinion of Bruce E. Lazier; and




Galaxy Energy Corporation Proxy Statement - Page 12

   o The belief of the board of directors that attractive investment opportunities may develop in the foreseeable future and may require the Company to have decreased outstanding debt obligations and fewer outstanding loan covenants in order to take advantage of such opportunities as they develop.



         The board of directors considered many factors in recommending a vote "for" the proposed sale. Due to PetroHunter's related party status, the board of directors engaged Bruce E. Lazier to provide a fairness opinion with respect to the proposed sale of the Powder River Basin assets. The fairness opinion was not the primary or foundational factor considered by the board of directors. Rather, the board of directors sought a fairness opinion to maintain the integrity of board's own analysis as to the merits of the proposed sale due to its related party nature. Furthermore, pursuant to the Colorado Business Corporation Act ss. 7-108-401, the board of directors is entitled to rely on information, opinions, reports, or statements prepared by a person as to matters the directors reasonably believe are within such person's professional or expert competence. In this case, the board of directors did not rely on Bruce E. Lazier's fairness opinion in recommending a vote "for" the proposed sale, even though it would have been entitled to do so. The board of directors merely used the fairness opinion of an unrelated third party to act as check for its own related party decision making process.



         The foregoing discussion of the information and factors considered independently by the Company's board of directors is not intended to be exhaustive, but includes many of the primary factors considered. In view of the wide variety of factors considered in connection with its evaluation of the proposed sale, the Company's board of directors did not find it practicable to assign relative weights to the factors considered in reaching its decision. In addition, individual directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.


FAIRNESS OPINION


         The Company engaged Bruce E. Lazier to provide a fairness opinion with respect to the proposed sale of the Powder River Basin assets to PetroHunter. Mr. Lazier delivered his analysis of the fairness of the proposed sale on November 28, 2006. Prior to the receipt of Mr. Lazier's final analysis of the proposed sale, Mr. Lazier submitted a draft of his opinion to the Company's board of directors, requesting further documentation in support of representations made by members of management. The board of directors reviewed the draft opinion in conducting its own analysis of the merits of the proposed sale. There were no material changes to the form or substance of the finalized fairness opinion delivered to the board on November 28, 2006. Furthermore, there were no material changes to the terms of the proposed sale as executed on December 29, 2006 in the Purchase and Sale Agreement and the terms relied upon by Mr. Lazier in his analysis of the fairness of the proposed sale. See the discussion beginning on page 19 under the heading "THE PURCHASE AND SALE AGREEMENT" for a summary of the terms.


         On the basis of his analysis and in reliance on the accuracy and completeness of the information furnished to him, Mr. Lazier rendered his opinion that, as of November 28, 2006, the consideration to be received pursuant to the proposed sale of the Powder River Basin assets is fair to the Company and its shareholders from a financial point of view. The full text of his opinion has not been attached to this Proxy Statement but will be made available for inspection at the Company's principal executive offices during its regular business hours by any shareholder entitled to vote on the proposed sale or representative who has been so designated in writing.


         The scope of Mr. Lazier's review was limited to the fairness, from a financial point of view, of the proposed sale to the Company and its shareholders. He did not consider any tax or legal issues related to the proposed sale. Further, he did not evaluate PetroHunter or value its common stock. Mr. Lazier did not



Galaxy Energy Corporation Proxy Statement - Page 13 consider the Company's agreements with or the consideration to be given to the Company's Secured Noteholders pursuant to the proposed sale.



         The fairness opinion was prepared with the information and assistance of the board of directors in connection with its consideration of the proposed sale. The fairness opinion is only one of many factors considered by the board of directors in making its recommendation to vote "for" the proposed sale. Mr. Lazier's opinion does not constitute a recommendation to the shareholders as to how they should vote at the special meeting in connection with the proposed sale. Mr. Lazier has consented to the inclusion in this proxy statement of the summary of his opinion set forth below.


         In connection with its review of the merger and the preparation of its opinion, Mr. Lazier reviewed, among other things, the following:

   o   the current state of the domestic and international oil and gas industry;

   o the relative value of the net assets, reserves and future production of the Company and the anticipated financial structure and future cash flow of the Company after the proposed sale;

   o the sensitivities of gas prices, reserves, assets and discount rates to the value of the Company after the proposed transaction;

   o   a draft of the Purchase and Sale Agreement;

   o   the Company's Strategic Plan FY 2006 - FY 2007;

   o the Report on Market Value of the Company's Powder River Basin assets by Gustavson Association, LLC;

   o the Memorandum to John Gustavson, et al from Edwin Moritz, regarding "Preliminary results from Comparable Sales Analysis," dated November 16, 2006;

   o the Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed November 17, 2006; and

   o the natural gas inventory report from Wachovia Securities, dated November 22, 2006.

         In conducting his review and rendering his opinion, Mr. Lazier discussed the background of the proposed sale with members of our management and board of directors, the reasons and basis for the proposed sale and the business and future prospects of the Company. Mr. Lazier relied upon and assumed, the accuracy and completeness of all financial, accounting, legal, tax and other information provided by or on behalf of the Company. He did not attempt independently to verify such information, or make or receive any evaluation or independent appraisal of our assets or liabilities. Mr. Lazier has taken into account his assessment of general economic, financial, market and industry conditions as they existed on and could be evaluated as of November 28, 2006, as well as his experience in oil and gas valuations in general. He has assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of our most recent financial statements made available to him. He has assumed that the proposed sale will be consummated upon the terms set forth in the draft of the Purchase and Sale Agreement without material alteration or waiver thereof.

         Below is a summary of the analyses performed by Mr. Lazier in connection with the written opinion delivered on November 28, 2006. In general, his methodology can be summarized as follows:

   o He examined the Company's investment in the Powder River Basin assets and compared it with the proposed sale price.





Galaxy Energy Corporation Proxy Statement - Page 14

   o He compared the consideration to be received for the Powder River Basin assets with sales prices of similar properties in the Powder River Basin.

   o He reviewed the "Unaudited Pro Forma Condensed Consolidated Financial Statements" attached to this Proxy Statement.

   o He considered the potential of the Powder River Basin assets as well as the current state of operations.

   o He considered the cost of developing the Powder River Basin assets to extract all proved and potential reserves.

         Mr. Lazier concluded that the Company will obtain more than current book value for the Powder River Basin assets and at least recover its investment therein.


         Based on an analysis of comparable property sales, Mr. Lazier opined that the Company's Powder River Basin assets could be valued at anywhere from $1,800 to $65 a net acre. However, since the Company does not have meaningful production, he believed that a value of roughly $250.00 per acre for the Wyoming properties and roughly $80.00 per acre for the Montana properties would be on the high end for the Powder River Basin assets. This resulted in aggregate values of $10,600,000 for the Wyoming acreage and $256,000 for the Montana acreage. He also reasoned that even if the existing infrastructure had a value of $10,000,000, the total value for the Powder River Basin assets would be less than $21,000,000. Mr. Lazier then concluded that if the values are assumed to be understated by 50%, and if additional favorable allowances are made to allow for the possibility of a higher valuation, the value would not rise to much more than $35,000,000 at the outside, making that a good price in the current oil and gas market.


         Mr. Lazier's review of the Company's Unaudited Pro Forma Condensed Consolidated Financial Statements leads him to conclude that the Company appears to be very viable after the proposed sale.


         Mr. Lazier determined that the resource potential of the Powder River Basin assets would require a very large capital investment, between $50 and $100 million, for the Company to realize profitability. Since the Company does not have access to funding on the scale necessary to realize the potential of the Powder River Basin assets, Mr. Lazier opined that proposed sale appears to be the most reasonable strategy for the Company to maintain viability at this time.


         While the foregoing describes the analyses and examinations that Mr. Lazier deemed material in arriving at his opinion, the summary does not purport to be a comprehensive description of all analyses and examinations actually conducted by Mr. Lazier in connection with his review of the proposed sale and the preparation of his opinion. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires the exercise of professional judgment, based on experience and expertise in considering a wide variety of analyses taken as a whole. In preparing his opinion, Mr. Lazier may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Mr. Lazier's view of the actual value of the Powder River Basin assets. On the contrary, Mr. Lazier has expressed no opinion on the actual value of the Powder River Basin assets, and his opinion extends only to his belief that the consideration to be received in the proposed sale of the Powder River Basin assets is fair, from a financial point of view, to the Company and its shareholders.




Galaxy Energy Corporation Proxy Statement - Page 15

         The opinion of Mr. Lazier was among many factors taken into consideration by the board of directors in making its determination to adopt the Purchase and Sale Agreement, and to recommend the proposed sale to the shareholders for their approval. Mr. Lazier does not make any recommendation to the shareholders (or to any other person or entity) as to whether such shareholders should vote for or against the proposed sale.

         Bruce E. Lazier has a master's degree in petroleum engineering and a master's degree in business administration from Stanford University. He has worked in his career both as a petroleum engineer and investment banker. In the course of his 40-year career, Mr. Lazier has frequently evaluated oil and gas companies, their properties and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. In addition, he has been involved with several companies, specifically with respect to projects in the Powder River Basin, and has experience evaluating coal bed methane prospects.

         Mr. Lazier was selected by the board of directors to render a fairness opinion in connection with the transaction because of his reputation and expertise as an investment banker and in the oil and gas industry.

         Pursuant to the engagement letter with Bruce E. Lazier, the Company agreed to pay a fee of $50,000 and to reimburse him for his travel and other out-of-pocket expenses. The Company also agreed to indemnify Bruce E. Lazier, to the fullest extent permitted by law or equity, against claims related to (i) Mr. Lazier's performance of his engagement by the Company and (ii) his opinion, the preparation of the opinion, or this proxy statement or other communication directed to stockholders in connection with the opinion. Except for the fees set forth above, neither the Company nor any of its affiliates has paid any fee to Bruce E. Lazier nor engaged him in any material relationship.





















PRESENT AND PAST TRANSACTIONS WITH PETROHUNTER


         The proposed sale of the Powder River Basin assets to PetroHunter is a "related party" transaction. PetroHunter is a related party because Marc A. Bruner, a 14.1% beneficial shareholder of the Company, is PetroHunter's controlling shareholder. In addition, Marc A. Bruner is the father of Marc E. Bruner, the Company's President and Chief Executive Officer and a director. The chief financial officer, treasurer, secretary and director of PetroHunter, Carmen J. Lotito, was the Company's Chief Financial Officer and Treasurer from November 2002 to July 2005 and a director of the Company from November 2002 to August 2006.


         While the Company has not had any prior transactions or dealings with PetroHunter, it has had prior transactions or dealings with Marc A. Bruner and members of his family, as described below.

         MARC A. BRUNER/RESOURCE VENTURE MANAGEMENT. PetroHunter's controlling shareholder, Marc A. Bruner, is one of the Company's principal shareholders, one of the founders of Dolphin, and the father of Marc E. Bruner, who serves as Galaxy's president and a director. The Company has utilized the services of Marc
A. Bruner as a consultant and paid for his services through his company, Resource Venture Management. During the fiscal year ended November 30, 2002, the Company agreed to pay Resource Venture Management a total of $692,500 for monthly management fees of $162,000 through November 30, 2002, for finding oil and gas projects ($300,000), and for reimbursement of costs and expenses ($230,500). The Company paid $259,296 in cash and issued 4,000,000 shares of its common stock valued at $200,000, leaving $233,204 due at November 30, 2002. At February 28, 2003, Resource




Galaxy Energy Corporation Proxy Statement - Page 16

Venture Management agreed to convert its outstanding debt of $233,204, into 233,204 shares of the Company's common stock, valued at $1.00 per share.

         From June 2002 through September 2003, the Company paid Resource Venture Management $30,000 per month to provide consulting services. Beginning October 1, 2003, the Company and Resource Venture Management agreed to a reduced fee of $10,000 per month. During the year ended November 30, 2003, consulting fees of $320,000 were incurred and $90,000 of such fees were paid through the issuance of 90,000 shares of common stock valued at $1.00 per share. The Company subsequently agreed to pay Resource Venture Management additional expenses of $77,500 during the year ended November 30, 2003, of which $42,500 was included in accounts payable at November 30, 2003. Resource Venture Management currently has only one employee, Marc A. Bruner. During each of the years ended November 30, 2005 and 2004, the Company paid management fees of $120,000 to Resource Venture Management. The Company also incurred other costs and expenses of $30,000 and $79,929 with Resource Venture Management for those same periods, of which $12,079 and $37,826 remained outstanding as of the respective period ends.

         At November 30, 2004, the Company also owed Marc A. Bruner $19,500 for amounts advanced to Pannonian International prior to its acquisition by Galaxy. The Company assumed this obligation upon its acquisition of Pannonian. That amount was repaid during the year ended November 30, 2005.

         On March 2, 2005, the Company entered into a Lease Acquisition and Development Agreement (the "Agreement") with Apollo Energy LLC and ATEC Energy Ventures, LLC (the "Sellers") to acquire an initial 58-1/3% working interest in unevaluated oil and gas properties in the Piceance Basin in Colorado, by depositing $7,000,000 in escrow. During the six months ended August 31, 2005, the Company paid from escrow a total $7,022,088 to acquire undeveloped leases in the area. Because the Sellers were not willing to enter into the Agreement with the Company without having some agreement regarding the remaining 41-2/3% working interest in the subject properties, the Company entered into a Participation Agreement with Marc A. Bruner to acquire all or a portion of the remaining 41-2/3% working interest in the subject properties. Mr. Bruner subsequently assigned his rights under the Agreement to an unrelated third party, Exxel Energy Corp. However, because of his assignment to Exxel and because he subsequently became a significant shareholder of Exxel, Exxel is now a related party to Galaxy.

         BRUNER FAMILY TRUST. Since September 28, 2006, the Company has been dependent upon loans made by the Bruner Family Trust UTD March 28, 2005. One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner. A total of $5.5 million has been loaned to the Company under the terms of subordinated unsecured promissory notes that accrue interest at the rate of 8% per annum. The notes are due on the later of 120 days from the date of issuance or the time at which the Company's senior indebtedness has been paid in full

         FLORIDA ENERGY, INC. As of January 31, 2006, the Company held leases covering approximately 1,955 net acres in Rusk and Nacogdoches Counties, Texas. As of November 30, 2004, we had acquired leases covering approximately 2,780 net acres. On November 30, 2005, leases covering 613 net acres expired; and an additional 213 net acres expired in December 2005 and January 2006. While the leases are in the names of Harbor Petroleum, LLC or Florida Energy, Inc., such leases have been assigned to Dolphin. Harbor Petroleum is 50%-owned and managed by Cecil Gritz, the Company's chief operating officer and a director. Florida Energy is owned and controlled by Stephen E. Bruner, the brother of Marc A. Bruner.

         By an agreement dated March 6, 2003, Dolphin acknowledged that it was responsible for payment of all of the acquisition costs and maintenance costs of the leases. Dolphin owns all of the working



Galaxy Energy Corporation Proxy Statement - Page 17 interests acquired under the leases, except for a 2% overriding royalty interest, shared equally by Harbor Petroleum and Florida Energy. However, with respect to 400 contiguous acres designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest. In addition, Dolphin paid Florida Energy a bonus of $50,000 for identifying this lease play.

         We believe that of the transactions described above have been on terms as favorable to us as could have been obtained from unaffiliated third parties as a result of arm's length negotiations.

         Other than this proposed sale and the transactions described above, neither the Company nor any of its executive officers, directors, controlling persons or subsidiaries has any present or proposed material agreement, arrangement, understanding or relationship with PetroHunter or any of its executive officers, directors, controlling persons or subsidiaries. Other than with respect to this proposed sale described above, there have not been any negotiations, transactions or material contacts during the past two years between the Company and PetroHunter concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company's securities, election of the Company's directors; or sale or other transfer of a material amount of assets of the Company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         Annexed to this proxy statement is unaudited pro forma condensed consolidated financial information of the Company. The unaudited pro forma condensed consolidated statements of operations give effect to the proposed sale as though it had occurred as of the beginning of the applicable period. The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed sale as though it had occurred as of the date of the balance sheet.


         The pro forma financial information assumes that the proposed sale occurred as of August 31, 2006, the date of the Company's most recent available financial statements. The values of the liabilities presented in the pro forma financial information differ from the values presented in the discussion beginning on page 10 under the heading "Use of Proceeds of the Proposed Sale of the Powder River Basin Assets." The table on page 11 includes the amounts of debt to be paid as of February 28, 2007. The difference is a result of six months of (1) interest accruing on the Company's debt; and (2) payments of principal and interest on the Company's debt. Therefore, the pro forma financial information should be reviewed with these changes in mind.


OPERATION OF THE POWDER RIVER BASIN ASSETS AFTER THE PROPOSED SALE

         After the closing of the proposed sale, PetroHunter will own and operate all of the Company's Powder River Basin assets. The Company will retain the Rifle Creek assets. The proposed sale will not constitute the sale of substantially all of the Company's assets under Colorado law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION


         Shareholders wishing further information concerning the proposed sale of the Powder River Basin assets should carefully read this entire proxy statement, including the exhibits. If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposed sale, including the procedures for voting your shares, you should contact:


                  Galaxy Energy Corporation
                  1331 - 17th Street, Suite 1050
                  Denver, Colorado, 80202
                  Telephone: (303) 293-2300



Galaxy Energy Corporation Proxy Statement - Page 18

                         THE PURCHASE AND SALE AGREEMENT


         Set forth below is a summary description of the Purchase and Sale Agreement pertaining to the sale of the Powder River Basin assets, dated as of December 29, 2006. A copy of the Purchase and Sale Agreement is attached to this Proxy Statement.


THE PARTIES TO THE PURCHASE AND SALE AGREEMENT

   o Dolphin Energy Corporation, a wholly-owned subsidiary of Galaxy Energy Corporation, a publicly traded oil and gas company holding title to various oil and gas producing properties.

   o PetroHunter Operating Company, a wholly-owned subsidiary of PetroHunter Energy Corporation, a publicly traded oil and gas company holding title to various oil and gas producing properties.

THE CLOSING DATE AND EFFECTIVE TIME

         The proposed sale will close as promptly as practicable following the authorization of the Purchase and Sale Agreement by the Company's shareholders and upon the satisfaction or waiver, where permissible, of the other conditions to consummation of the proposed sale, including PetroHunter obtaining adequate financing. The Effective Time of the purchase and sale will be 7:00 a.m., Mountain Standard Time on January 1, 2007.

         As of the Effective Time, PetroHunter will operate the Powder River Basin Assets, in the capacity of a contract operator, and will assume responsibility for all operating expenses related thereto, provided that PetroHunter will not incur any individual expense greater than $10,000 without the Company's approval.

ASSETS TO BE SOLD BY THE COMPANY

         Subject to and upon the terms and conditions set forth in the Purchase and Sale Agreement, the Purchase and Sale Agreement provides for the sale of all the Company's assets, rights, options, and other property interests located in the Powder River Basin to PetroHunter, including the following:

   o all of the Company's Powder River Basin leases and wells, subject to any overriding royalty interests and fee mineral or fee surface interests;

   o all rights under contracts relating to the Company's Powder River Basin assets;

   o transferable permits, licenses, industry certifications and listings, and governmental authorizations relating to Company's Powder River Basin assets;

   o all personal property located on the Powder River Basin assets and all property affixed to same, including improvements thereto; and

   o   all geologic, geophysical and other data relating to the foregoing.

LIABILITIES TO BE ASSUMED BY PETROHUNTER

         PetroHunter will assume all duties and obligations relating to the purchased assets arising at and after the Effective Time.




Galaxy Energy Corporation Proxy Statement - Page 19

ASSETS TO BE RETAINED BY THE COMPANY

         The Company will retain all assets not sold to PetroHunter, including its Piceance Basin, Romanian concession agreements, and East Texas holdings and the following:

   o all cash and cash equivalent items and equity securities owned by the Company or its affiliates;

   o all accounts receivables attributable to or arising out of the Company's Powder River Basin operations before the Effective Time; and

   o all causes of action, claims and rights arising prior to the closing against third parties relating to all of the Company's assets not sold to PetroHunter.

SALE PRICE AND ADJUSTMENTS

         The Purchase and Sale Agreement provides that PetroHunter will pay the Company, on the closing date, $20,000,000 in cash plus $25,000,000 in PetroHunter common stock. PetroHunter will deliver $2,000,000 to the Company as an earnest money deposit in two installments. The first installment of $1,400,000 will be paid within 10 days of signing the Purchase and Sale Agreement, and the remaining $600,000 will be paid by January 31, 2007. On the closing date, PetroHunter will deposit $500,000 into an escrow account until the time that PetroHunter's registration rights agreement is terminated and all other costs and expenses have been settled with the Company. The sales price will be adjusted for the following:

   o any defects or irregularities in the title to the assets sold to PetroHunter;

   o all operating costs and expenses incurred by PetroHunter in the operation of the Powder River Basin assets between the Effective Time and closing will be borne by the Company; and

   o all costs and expenses incurred by the Company, if any, for normal operation of the Powder River Basin assets between the Effective Time and closing will be borne by PetroHunter.

THE COMPANY'S INDEMNIFICATION OF PETROHUNTER

         The Company will indemnify PetroHunter against all costs relating to the ownership and operation of the Powder River Basin assets prior to the closing, as well as the costs incurred by PetroHunter relating to the registration of the shares to be transferred to the Secured Noteholders.

PETROHUNTER'S INDEMNIFICATION OF THE COMPANY

         PetroHunter will indemnify the Company against all costs relating to the ownership and operation of the Powder River Basin assets after the closing.

REPRESENTATIONS AND WARRANTIES

         The Purchase and Sale Agreement will contain representations and warranties the parties made to each other as of December 29, 2006. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. The Company is not aware of any existing facts or circumstances that would render any of the Company's representations or warranties contained in the Purchase and Sale Agreement incorrect or incomplete in any material respect. However, if occurrences or facts material to a shareholder's decision whether or not to vote in favor of the proposed sale arise subsequent to the date hereof, including incompleteness or inaccuracy of




Galaxy Energy Corporation Proxy Statement - Page 20 material representations and warranties contained in the Purchase and Sale Agreement, the Company will publicly disclose such facts or occurrences.

THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         In the Purchase and Sale Agreement, the Company makes a number of representations and warranties to PetroHunter, including with respect to the matters set forth below:

   o   good standing and authority;

   o   board approval;

   o   status of the property;

   o   taxes;

   o operation of the property in accordance with environmental and other laws;

   o   outstanding contracts and obligations;

   o   legal proceedings;

   o   liens and encumbrances; and

   o   rights of first refusal.

PETROHUNTER'S REPRESENTATIONS AND WARRANTIES

         In the Purchase and Sale Agreement, PetroHunter makes a number of representations and warranties to the Company, including with respect to the matters set forth below:

   o   good standing and authority;

   o   board approval;

   o   acquisition of property for own account; and

   o   compliance with bond posting laws.

THE COMPANY'S COVENANTS

         In the Purchase and Sale Agreement, the Company makes a number of covenants, including the following:

   o customary covenants concerning the operation of the Company's business and the Powder River Basin assets prior to the closing of the proposed sale;

   o   to notify PetroHunter of the occurrence of significant events; and

   o to grant PetroHunter access to the property and the books and records relating to the property.

CLOSING CONDITIONS

         The Company's obligation to close the proposed sale is subject to the prior satisfaction or waiver of the conditions set forth below:

   o PetroHunter's representations and warranties being true and correct in all material respects at and as of the closing date;



Galaxy Energy Corporation Proxy Statement - Page 21

   o PetroHunter's performance or compliance in all material respects of all obligations and with all covenants required by the Purchase and Sale Agreement;

   o the Company having obtained all required regulatory approval of the sale, if any;

   o   authorization by the Company's Secured Noteholders; and

   o the absence of any injunction or legal restraint, actual or threatened, that would either prevent consummation of the transaction contemplated by the Purchase and Sale Agreement or have a material adverse effect on such contemplated transaction.

         PetroHunter's obligation to consummate the proposed sale is also subject to, among others, the prior satisfaction or waiver of the additional conditions set forth below:

   o the Company's representations and warranties being true and correct in all material respects at and as of the closing date;

   o the Company's performance or compliance in all material respects of all obligations and with all covenants required by the Purchase and Sale Agreement;

   o the absence of any injunction or legal restraint, actual or threatened, that would either prevent consummation of the transaction contemplated by the Purchase and Sale Agreement or have a material adverse effect on such contemplated transaction;

   o all approvals having been obtained and documented, in a form acceptable to PetroHunter, from the Company's Secured Noteholders, the Company, and any necessary regulatory authority; and

   o   PetroHunter obtaining suitable financing.

FAILURE TO CLOSE

         If the proposed sale does not close for any reason other than a breach of the Purchase and Sale Agreement by PetroHunter, the Company shall repay the $2,000,000 earnest money deposit paid by PetroHunter pursuant to an unsecured promissory note. The promissory note will accrue interest at the rate of 8% per year and will be due after the Company's Secured Noteholders have been pain in full. The promissory note will be subordinated to the Company's Secured Noteholders pursuant to a subordination agreement that will be executed upon failure to close the proposed sale. Additionally, all operating expenses actually paid by PetroHunter from the Effective Time will be added to the principle of the promissory note.

AMENDMENT

         The parties may not amend the Purchase and Sale Agreement except by an instrument in writing signed by both parties.

ASSIGNMENT

         The Purchase and Sale Agreement and the rights and obligations thereunder are assignable or transferable by either party without the prior written consent of the other.





Galaxy Energy Corporation Proxy Statement - Page 22

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

         If a shareholder intends to present a proposal for action at the Company's 2007 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must have been submitted in writing and received by the Company by January 31, 2007. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

         FOR ANY PROPOSAL THAT IS NOT SUBMITTED FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2007 ANNUAL MEETING BUT IS INSTEAD SOUGHT TO BE PRESENTED DIRECTLY AT THAT ANNUAL MEETING, SECURITIES AND EXCHANGE COMMISSION RULES PERMIT MANAGEMENT OF THE COMPANY TO VOTE PROXIES IN ITS DISCRETION IF (A) THE COMPANY RECEIVES NOTICE OF THE PROPOSAL BEFORE THE CLOSE OF BUSINESS ON APRIL 15, 2007 AND ADVISES SHAREHOLDERS IN THE PROXY STATEMENT ABOUT THE NATURE OF THE MATTER AND HOW MANAGEMENT INTENDS TO VOTE ON SUCH MATTER, OR (B) THE COMPANY DOES NOT RECEIVE NOTICE OF THE PROPOSAL PRIOR TO THE CLOSE OF BUSINESS ON APRIL 15, 2007.

         The cost of solicitation of proxies will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee of approximately $55,000. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

         The Company will provide, by first class mail or other equally prompt means, a copy of the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Galaxy Energy Corporation, Attention: Corporate Secretary, 1331 - 17th Street, Suite 1050, Denver, Colorado 80202, telephone (303) 293-2300.

                                 GALAXY ENERGY CORPORATION


                                 Marc E. Bruner
                                 President and Chief Executive Officer

Denver, Colorado
February 7, 2007








Galaxy Energy Corporation Proxy Statement - Page 23

                            GALAXY ENERGY CORPORATION
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS


         On December 29, 2006 Dolphin Energy Corporation ("Dolphin"), a wholly owned subsidiary of Galaxy Energy Corporation, (the "Company"), entered into a Purchase and Sale Agreement to sell all of its oil and gas assets in the Powder River Basin area of Wyoming and Montana (the "Asset Sale") to PetroHunter Energy Corporation ("PetroHunter"), a related party. The agreement provides for the sale by Dolphin of all its interests in oil and gas leases and natural gas wells in Sheridan, Johnson and Campbell Counties, Wyoming, and Big Horn County, Montana, and the assumption by PetroHunter of certain accounts receivable, and other current assets and selected liabilities directly related to the assets. The purchase price is $20 million in cash and $25 million in PetroHunter common stock, valued at $1.50 per share. The Asset Sale is subject to approval by the Company's Secured Noteholders and shareholders of the Company and is subject to PetroHunter obtaining adequate financing. The Asset Sale is currently expected to close on or around January 31, 2007. The accompanying unaudited pro forma balance sheet of the Company gives effect to the proposed Asset Sale as though it had occurred as of August 31, 2006. The accompanying unaudited pro forma statements of operations for the nine months ended August 31, 2006 and the year ended November 30, 2005, give effect to the proposed sale as if it had occurred on December 1, 2005 and December 1, 2004, respectively.



         The unaudited pro forma condensed consolidated financial information was derived by adjusting the historical financial statements of the Company for the removal of assets, liabilities, revenues and expenses associated with the proposed Asset Sale and the pro forma adjustments described in the footnotes herein. The ongoing activity presented in these unaudited pro forma consolidated financial statements represents the Company's ongoing business and corporate assets, liabilities, revenues and expenses that will not be divested in the Asset Sale. The unaudited pro forma consolidated statements of operations do not reflect the effects of consolidated potential revenues from the investment of the net proceeds to be received by the Company from the Asset Sale. Based upon asset balances as of August 31, 2006, the estimated gain on the sale before taxes, for book purposes, is approximately $9.4 million. Following closing of the Asset Sale, and as a condition of obtaining the consent of the Secured Noteholders, the Company will be required to redeem all convertible debt and accrued interest and pay other compensation to the Secured Noteholders for such consent. Following all required payments, the Company estimates net remaining proceeds of the sale will be approximately $.4 million of cash and $6.9 million PetroHunter stock. These pro forma consolidated financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved if the Asset Sale had occurred as of an earlier date and are not necessarily indicative of the operating results and financial position which may occur in the future.



         The unaudited pro forma condensed consolidated financial informatin assumes that the Asset Sale occurred as of August 31, 2006, the date of the Company's most recent available financial statements. The values of the liabilities presented in the unaudited pro forma condensed consolidated financial information differ from the values presented in the Proxy Statement beginning on page 10 under the heading "Use of Proceeds of the Proposed Sale of the Powder River Basin Assets." The table on Page 11 of the Proxy Statement includes the amounts of debt to be paid as of February 28, 2007. The difference is a result of six months of (1) interest accruing on the Company's debts; and
(2) payments of principal and interest on the Company's debts. Therefore, the unaudited pro forma condensed consolidated financial information should be viewed with these changes in mind.


         The unaudited pro forma condensed consolidated financial statements herein, have been prepared in accordance with accounting principles generally accepted in the United States of America, consistent with, and should be read in conjunction with, the historical financial statements and notes thereto included in the From 10K filed for the year ended November 30, 2005 and Form 10-Q filed for the nine months ended August 31, 2006.

                           GALAXY ENERGY CORPORATION
                         (A Development Stage Company)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                             As of August 31, 2006

                                                                     As Presented      Adjustments               Pro Forma

                                     ASSETS
Current assets
      Cash and cash equivalents                                   $       166,599   $     399,270     (2)   $        565,869
      Accounts receivable, joint interest                               2,804,244         (82,123)  (1)(a)         2,722,121
      Accounts receivable, other                                          169,723         (76,682)  (1)(a)            93,041
      Prepaid and other                                                   209,901             -                      209,901
                                                                  --------------------------------          -----------------
           Total Current Assets                                         3,350,467         240,464                  3,590,931
                                                                  --------------------------------          -----------------

Oil and gas properties, at cost, full cost method of accounting
      Evaluated oil and gas properties, net of accumulated             10,066,449      (9,816,449)  (1)(b)           250,000
      Unevaluated oil and gas properties                               43,295,633     (35,603,021)  (1)(b)         7,692,612
      Less accumulated depletion, amortization and impairment          (8,686,812)      8,436,812   (1)(b)          (250,000)
                                                                  --------------------------------          -----------------

                                                                       44,675,270     (36,982,658)                 7,692,612
                                                                  --------------------------------          -----------------

Furniture and equipment, net                                              140,743            -                       140,743
                                                                  --------------------------------          -----------------

Other assets
      Deferred financing costs, net                                       613,013        (613,013)  (1)(c)              -
      Restricted investments                                              459,783        (404,783)  (1)(d)            55,000
      Other                                                                18,003            -                        18,003
                                                                  --------------------------------          -----------------
                                                                        1,090,799      (1,017,795)                    73,003

Investment in Affiliated Company                                              -         6,888,876     (2)          6,888,876

                                                                  --------------------------------          -----------------
TOTAL ASSETS                                                      $    49,257,279   $ (30,871,113)          $     18,386,166
                                                                  ================================          =================


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
      Accounts payable and accrued liabilities                    $     5,554,065   $    (281,058)  (1)(a)  $      5,273,007
      Accounts payable  - related party                                    78,910            -                        78,910
      Current portion convertible notes payable, net                    4,601,343      (4,601,343)  (2)(4)              -
      Notes payable                                                     2,049,728            -                     2,049,728
      Interest payable                                                    594,691        (412,613)   (2)             182,078
                                                                  --------------------------------          -----------------
                                                                       12,878,737      (5,295,014)                 7,583,723
                                                                  --------------------------------          -----------------

Non-current obligations
      Convertible notes payable, net                                   19,488,613     (19,488,613)  (2)(4)              -
      Interest Payable                                                  1,916,124      (1,916,124)    (2)               -
      Asset retirement obligation                                       1,255,788      (1,231,548)    (3)             24,240
                                                                  --------------------------------          -----------------
           Total Non-current obligations                               22,660,525     (22,636,285)                    24,240
                                                                  --------------------------------          -----------------

Stockholders' equity
      Preferred stock, $001 par value                                         -
           Authorized - 25,000,000 shares
           Issued - none
      Common stock, $.001 par value
           Authorized - 400,000,000 shares
           Issued and outstanding - 86,425,943                             76,426          10,000     (5)             86,426
      Capital in excess of par value                                   69,081,963       2,990,000     (5)         72,071,963
      Deficit accumulated during the development stage                (55,440,372)     (5,939,814)    (6)        (61,380,186)
                                                                  --------------------------------          -----------------
           Total Stockholders' Equity                                  13,718,017      (2,939,814)                10,778,203
                                                                  --------------------------------          -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $    49,257,279   $ (30,871,113)          $     18,386,166
                                                                  ================================          =================

Below are the key assumptions included in the calculation of the Adjustments Resulting from Asset Sale and resulting pro forma amounts in the balance sheet above:

(1) (a) All outstanding accounts receivable and accounts payable, directly relating to the assets sold will be transferred to PetroHunter for subsequent collection or payment.
     (b) All oil and gas assets in the Powder River Basin with a net book value of $36,982,658 as of August 31, 2006 will be purchased by PetroHunter for $20 million in cash and $25 million in PetroHunter common stock.
     (c) Unamortized deferred financing costs of convertible debt will be written off and included in interest expense upon redemption of such debt.
     (d) PetroHunter will reimburse the Company for restricted cash deposits, pledged as security in lieu of performance bonds, on assets being sold.

(2) Proceeds from the Asset Sale (cash and stock), are expected to be utilized as follows, resulting in net proceeds from the Asset Sale of $399,270 of cash and $6,888,876 of PetroHunter common stock:

     -----------------------------------------------------------------------------------------------------------
                                                                                 Cash                   Stock
     -----------------------------------------------------------------------------------------------------------
     Sale of Powder River Basin Assets                                         $20,000,000           $25,000,000
     -----------------------------------------------------------------------------------------------------------
     Reimbursement for performance surety bonds                                    404,783                     -
     -----------------------------------------------------------------------------------------------------------
     Redemption of Convertible Notes:
     -----------------------------------------------------------------------------------------------------------
                                          Senior Secured Creditors             (16,135,799)
     -----------------------------------------------------------------------------------------------------------
                                            Subordinated Creditors                                   (14,695,000)
     -----------------------------------------------------------------------------------------------------------
     Payment of accrued Interest
     -----------------------------------------------------------------------------------------------------------
                                          Senior Secured Creditors                (412,613)
     -----------------------------------------------------------------------------------------------------------
                                            Subordinated Creditors                                    (1,916,124)
     -----------------------------------------------------------------------------------------------------------
     Compensation paid to Senior Secured Creditors for waiver of
     triggering event and consent to Asset Sale                                 (3,457,101)           (1,500,000)
     -----------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------
     NET PROCEEDS FROM ASSET SALE                                                 $399,270            $6,888,876
                                                                                  ========            ==========
     -----------------------------------------------------------------------------------------------------------

(3) Asset retirement obligation to plug, abandon and restore oil and gas well locations assumed by PetroHunter at closing of Asset Sale transaction.

(4) The Company will utilize proceeds from the sale of assets to redeem all convertible debt as follows:

     ------------------------------------------------------------------------------------------------------------
                                                                      Less: Unamortized Discount
                                            Redemption Amount        (Charged to Profit and Loss)        Net
     ------------------------------------------------------------------------------------------------------------
     Current liabilities                         $6,135,799                   $(1,534,456)             $4,601,343
                                                                                                       ==========
     ----------------------------------------------------------------------------------------------------------
         Non-current obligations                $24,695,000                   $(5,206,387)            $19,488,613
                                                                                                      ===========
     ------------------------------------------------------------------------------------------------------------

(5) Includes 10 million shares of Company common stock issued to Secured Noteholders at assumed market price of $0.30 per share as compensation for approval of asset sale and cancellation of outstanding warrants issued to creditor.


(6)  Net charge to profit and loss from asset sale is as follows:

       ----------------------------------------------------------------------------------------------
       Gain on asset sale                                                                  $9,371,142
       ----------------------------------------------------------------------------------------------
       Write off of deferred financing costs                                                 (613,012)
       ----------------------------------------------------------------------------------------------
       Write off of unamortized discount on convertible notes                              (6,740,843)
       ----------------------------------------------------------------------------------------------

       Compensation to Secured Noteholders:                                                (7,957,101)

       ----------------------------------------------------------------------------------------------
       Net Charge to Profit and Loss                                                      ($5,939,814)
                                                                                          ============
       ----------------------------------------------------------------------------------------------

SUBSEQUENT EVENTS

The  Pro  Forma  financial   statements  above  do  not  include  the  following
transactions and events, which occurred subsequent to August 31, 2006:

i) The Company has issued three subordinated unsecured promissory notes in favor of Bruner Family Trust UTD March 28, 2005 on the following dates and in the following amounts:

      -----------------------------------------------------------------------
                ISSUE DATE                 AMOUNT           MATURITY DATE
      -----------------------------------------------------------------------
            September 28, 2006           $2,500,000        January 26, 2007
      -----------------------------------------------------------------------
             November 1, 2006            $1,000,000         March 1, 2007
      -----------------------------------------------------------------------
             November 13, 2006            $500,000          March 13, 2007
      -----------------------------------------------------------------------


     Interest accrues on each note at the rate of 8% per annum and the notes mature on the later of the dates above or the time at which the registrant's Secured Noteholders have been paid in full. In connection with these loans, the Company and the lender have executed subordination agreements with the Secured Noteholders for the September 28 and November 1 notes and have submitted a subordination agreement for execution by the Secured Noteholders for the November 13 note. One of the trustees of Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner, the president and a director of the Company. Proceeds of the loans were used to support the Company's operations.


     Should the Asset Sale be completed, the Company has not determined whether it will use any of the remaining net proceeds to pay any of the above-described notes or whether it will seek an extension of the due date of these notes.

ii) In October 2006, the Note Payable of $2,049,728 was acquired from the existing noteholder by the Bruner Family Trust UTD March 28, 2005, a related party. The note together with accrued interest is due in full on December 1, 2006. As the Company is currently borrowing funds from the Bruner Family Trust UTD March 28, 2005 to support the Company's operations, it is doubtful that the Company will pay this note by the stated December 1, 2006 due date.

                           GALAXY ENERGY CORPORATION
                         (A Development Stage Company)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    For the Nine Months Ended August 31, 2006


                                                                     As Presented      Adjustments               Pro Forma
Revenue
    Natural gas sales                                             $       955,895   $    (930,395) (1)      $         25,500
    Gain on disposition of oil and gas property                              -               -                          -
    Operating revenue                                                        -               -                          -
                                                                          955,895        (930,395)          $         25,500
                                                                  --------------------------------          -----------------

Operating expenses
    Lease operating expense                                               590,311        (566,134) (1)                24,177
    General and administrative                                          3,652,158            -                     3,652,158
    Impairment of oil and gas properties                                1,031,160      (1,031,160) (1)                  -
    Depreciation and amortization                                         680,707        (508,682) (1)               172,025
                                                                        5,954,336      (2,105,976)                 3,848,360
                                                                  --------------------------------          -----------------

Other income (expense)
    Interest                                                               12,588            -                        12,588
    Interest and financing costs                                      (12,918,109)     12,643,284  (2)
                                                                             -         (7,957,101) (3)            (8,231,926)
                                                                      (12,905,521)      4,686,183                 (8,219,338)
                                                                  --------------------------------          -----------------


Net loss from continuing operations                                  ($17,903,962)  $   5,861,764           $    (12,042,198)
                                                                  ================================          =================

Net loss per common share - basic & diluted                                ($0.26)                                    ($0.15)
                                                                  ================                          =================

Weighed average number of common
    shares outstanding                                                 69,290,943                                 78,668,029
                                                                  ================                          =================



(1) Represents the results of operations for the period giving effect to the Asset Sale effective December 1, 2005.


(2) Interest expense and financing costs eliminated as a result of the redemption of convertible debt effective December 1, 2005.

(3) Represents financing costs associated with the redemption of senior secured creditor debt.

(4) Pro forma weighted average shares outstanding reflects the issuance of 10 million shares of common stock to senior secured creditors as compensation for consent of Asset Sale, and elimination of common shares issued upon conversion of principle and interest during the period.

                           GALAXY ENERGY CORPORATION
                         (A Development Stage Company)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the Year Ended November 30, 2005

                                                               As Presented      Adjustments      Pro Forma
Revenue
      Natural gas sales                                    $     1,297,194  $   (1,297,194)  (1) $          -
      Gain on disposition of oil and gas properties                197,676             -                197,676
      Operating Revenue                                             43,472             -                 43,472
                                                                 1,538,342      (1,297,194)      $      241,148
                                                           --------------------------------      ---------------

Operating expenses
      Lease operating expense                                      965,069        (965,069)  (1)              0
      General and administrative                                 5,316,588             -              5,316,588
      Impairment of oil and gas properties                       5,273,795      (3,104,449)  (1)      2,169,346
      Depreciation and amortization                              1,887,074      (1,802,496)  (1)         84,578
                                                                13,442,526      (5,872,014)           7,570,512
                                                           --------------------------------      ---------------

Other income (expense)
      Interest                                                     163,291             -                163,291
      Interest and financing costs                             (12,244,752)     12,006,530   (2)            -
                                                                                (7,957,101)  (3)     (8,195,323)
                                                               (12,081,461) $    4,049,429           (8,032,032)
                                                           --------------------------------      ---------------


Net loss from continuing operations                        $   (23,985,645) $    8,624,248       $  (15,361,396)
                                                           ================================      ===============

Net loss per common share - basic & diluted                $         (0.37)                              ($0.22)
                                                           ================                      ===============

Weighed average number of common
      shares outstanding                                        64,698,889                           70,386,287
                                                           ================                      ===============




(1) Represents the results of operations for the period giving effect to the Asset Sale effective December 1, 2004

(2) Interest expense and financing costs eliminated as a result of the redemption of convertible debt effective December 1, 2004.

(3) Represents financing costs associated with the redemption of senior secured creditor debt.

(4) Pro forma weighted average shares outstanding reflects the issuance of 10 million shares of common stock to senior secured creditors as compensation for consent of Asset Sale, and elimination of common shares issued upon conversion of principle and interest during the period.

                                     EXHIBIT

              PURCHASE AND SALE AGREEMENT DATED DECEMBER 29, 2006

                          POWDER RIVER BASIN PROPERTIES

    SHERIDAN, JOHNSON, CONVERSE AND CAMPBELL COUNTIES, WYOMING, AND BIG HORN,
               CUSTER, POWDER RIVER AND ROSEBUD COUNTIES, MONTANA



                           PURCHASE AND SALE AGREEMENT



                                     Between



                         DOLPHIN ENERGY CORPORATION, and

                            GALAXY ENERGY CORPORATION

                                       and



                       PETROHUNTER OPERATING COMPANY, and

                         PETROHUNTER ENERGY CORPORATION





                                December 29, 2006








243891.01

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 DEFINITIONS..........................................................1


ARTICLE 2 SALE AND TRANSFER OF THE PROPERTY....................................2

    2.1      Sale and Purchase.................................................2
    2.2      Purchase Price....................................................3
    2.3      Deposit...........................................................3
    2.4      Operatorship......................................................4
    2.5      Escrowed Funds....................................................4
    2.6      Adjustments to Purchase Price.....................................4
    2.7      Closing...........................................................4
    2.8      Effective Time....................................................4
    2.9      Form of Assignment................................................4

ARTICLE 3 TITLE AND INSPECTION.................................................5

    3.1      Inspection of Files...............................................5
    3.2      Adverse Condition.................................................5
    3.3      Title.............................................................5
    3.4      Files and Records.................................................5

ARTICLE 4 ACCOUNTING...........................................................6

    4.1      Continued Accounting Services.....................................6
    4.2      Ownership of Production...........................................6
    4.3      Proration of Taxes................................................6
    4.4      Letters-in-Lieu...................................................6
    4.5      Continued Operations and Costs....................................6
    4.6      Prepaids..........................................................7
    4.7      Suspended Funds...................................................7
    4.8      Revenues and Expenses.............................................7
    4.9      Estimated and Final Accounting....................................7
    4.10     Audits............................................................7

ARTICLE 5 ASSUMPTION OF OBLIGATIONS............................................7

    5.1      Indemnities.......................................................7
    5.2      Buyer's Assumption of Obligations.................................8
    5.3      Notice of Claims..................................................8

ARTICLE 6 REPRESENTATIONS AND WARRANTIES.......................................9

    6.1      Seller's Representations and Warranties...........................9
    6.2      Representations and Warranties of Buyer..........................10
    6.3      Representations and Warranties at Closing........................10

ARTICLE 7 ADDITIONAL AGREEMENTS AND COVENANTS.................................10

    7.1      Covenants of Seller..............................................10


                                       i
243891.01

ARTICLE 8 CONDITIONS PRECEDENT TO CLOSING.....................................11

    8.1      Conditions Precedent to Seller's Obligation to Close.............11
    8.2      Conditions Precedent to Buyer's Obligation to Close..............12

ARTICLE 9 MISCELLANEOUS.......................................................13

    9.1      Notices..........................................................13
    9.2      Conveyance Costs.................................................13
    9.3      Broker's Fees....................................................13
    9.4      Further Assurance................................................14
    9.5      Survival of Representations and Warranties.......................14
    9.6      Amendments and Severability......................................14
    9.7      Successor and Assigns............................................14
    9.8      Headings.........................................................14
    9.9      Notices After Closing............................................14
    9.10     Governing Law....................................................14
    9.11     No Partnership Created...........................................14
    9.12     Confidentiality..................................................14
    9.13     Public Announcements.............................................15
    9.14     Counterparts.....................................................15
    9.15     Entire Agreement.................................................15

Exhibits
A   Lease Schedule
B   Well List
C   Form of Assignment and Bill of Sale
D   Secured Promissory Note
E   Subordination Agreement
F   Registration Rights Agreement









                                       ii
243891.01

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT is dated this 29th day of December, 2006, by and between Galaxy Energy Corporation ("Galaxy"), Dolphin Energy Corporation (hereinafter jointly referred to as "Seller" or "Party") and PetroHunter Operating Company ("Buyer" or "Party"), and PetroHunter Energy Corporation, and is based on the following premises:

         WHEREAS, Seller desires to sell, assign, and convey to Buyer and Buyer desires to purchase and accept all of Seller's interests in its oil and gas properties in the Powder River Basin, and

         WHEREAS, the Parties have reached agreement regarding such purchase and sale,

         NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1   "CLAIMS" has the meaning set forth in Section 5.1.

         1.2   "CLOSING" has the meaning set forth in Section 0.

         1.3   "CLOSING DATE" has the meaning set forth in Section 0.

         1.4   "CONTRACTS" has the meaning set forth in Section 2.1(e).

         1.5   "DEDUCTIONS" has the meaning set forth in Section 4.3.

         1.6   "EFFECTIVE TIME" has the meaning set forth in Section 0.

         1.7   "ENVIRONMENTAL LAWS"  means  any and all  Laws  that  relate  to:
(a) the prevention of pollution or environmental damage, (b) the remediation of pollution or environmental damage, and/or (c) the protection of the environment generally; including without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance and Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and the Solid Waste Amendments Act of 1984, as amended, and the Oil Pollution Act of 1990, as amended.

         1.8 "FINAL ACCOUNTING SETTLEMENT" means a written post-Closing statement prepared by Seller and delivered to Buyer setting forth a detailed calculation of all post-Closing adjustments applicable to the period of time between the Effective Time and Closing ("Final Accounting Settlement").

         1.9 "FINANCING" means the series of private offerings of PetroHunter Energy Corporation common shares which PetroHunter Energy Corporation is currently pursuing.



243891.01

         1.10  "LAND" has the meaning set forth in Section 2.1.

         1.11 "LAWS" means any and all laws, statutes, ordinances, permits, decrees, orders, judgments, rules or regulations (including without limitation Environmental Laws) which are promulgated, issued or enacted by a governmental entity or tribal authority having appropriate jurisdiction.

         1.12  "LEASES" has the meaning set forth in Section 2.1.

         1.13  "PROPERTIES" has the meaning set forth in Section 2.1.

         1.14  "PURCHASE PRICE" has the meaning set forth in Section 2.2.

         1.15 "RECORDS" means all of Seller's books, records, files (paper, electronic or otherwise) related to the Properties, as further described in
Section 3.1.

         1.16 "REGISTRATION RIGHTS AGREEMENT" means the agreement between Buyer's parent company, PetroHunter Energy Corporation and certain third party lenders to Seller and Seller's parent company, Galaxy Energy Corporation, attached hereto as Exhibit F.

         1.17  "TAXES" has the meaning set forth in Section 4.3.

         1.18  "WELLS" has the meaning set forth in Section 2.1.

                                   ARTICLE 2
                        SALE AND TRANSFER OF THE PROPERTY

         2.1 SALE AND PURCHASE: Upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign, and convey to Buyer, and Buyer agrees to buy and accept from Seller, all of Seller's right, title, and interest in and to the following assets, free and clear of all liens and encumbrances, hereinafter referred to as the "Properties:"

               (a) The entire estates created by all leases, licenses, permits and other agreements described in Exhibit A attached hereto and made a part hereof (the "Leases"), insofar as the same cover and relate to the land described in Exhibit A and any other land covered thereby whether or not correctly described on Exhibit A (the "Land"), together with all of the oil and gas wells on the Land, including, without limitation, the wells described in Exhibit B (the "Wells"), the property and rights incident thereto, including all rights in, to and under all agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options and orders in any way relating thereto, insofar as they relate thereto;

               (b) All of the personal property, fixtures and improvements, permits, licenses, approvals, servitudes, rights-of-way, easements, surface leases and other surface rights (including, but not limited to the Wells listed on Exhibit B, wellhead equipment, casing, tubing, tanks, crude oil, condensate or products in storage or in pipelines, pumps, motors, machinery, pipelines, gathering lines, telephone and telegraph lines, tanks, boilers, buildings, injection and disposal wells, injection facilities, saltwater disposal facilities, central processing facilities, metering facilities, compression facilities, gathering systems, laterals and other appurtenances and facilities) now or as of the Effective Time on the Land, appurtenant thereto or used exclusively or obtained in connection therewith or with the production, gathering, treatment,

243891.01
processing,   sale  or  disposal  of  oil,  gas  and  other   hydrocarbons   and
non-hydrocarbon gas from the Land (including, without limitation, carbon dioxide) or water produced therefrom or attributable thereto;

               (c) Any overriding royalty interests and fee mineral or fee surface interests described in Exhibit A;

               (d) All existing and effective unitization, pooling and communitization agreements, declarations and orders, and the properties covered and the units created thereby and the production of hydrocarbons attributable to said properties and interests after the Effective Time, insofar as the same arise from or relate to the interests of Seller described in "(a)," "(b)" or "(c)" above;

               (e) All oil, gas (including carbon dioxide), liquids, condensate, casinghead gas and gas sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments, insofar as they relate to any of the properties and interests of Seller described in "(a)," "(b)," "(c)" or "(d)" above (the "Contracts"); and

               (f) To the extent transferable, all geologic, geophysical and other data (but not internal interpretative data and analyses), including without limitation, seismic data and licenses relating to the properties and interests described in "(a)," "(b)," and "(c)" above.

         2.2 PURCHASE PRICE: Subject to the other provisions of this Agreement, the total purchase price to be paid to Seller for the Property by Buyer shall be Forty-Five Million Dollars ($45,000,000) (the "Purchase Price"), payable at Closing as follows:

               (a) Twenty Million Dollars (US$20,000,000.00) in cash consideration, in the form of certified funds, cashier's check or by wire transfer to an account number to be designated by Seller at least two business days prior to the Closing; and

               (b) Twenty-five Million Dollars (US$25,000,000) in the form of common shares of PetroHunter Energy Corporation. The number of such shares payable to the Seller at Closing shall be $1.50 (US), which is the price of said shares as placed in the Financing.

         2.3 DEPOSIT: Within ten (10) business days after the date of this Agreement, Buyer shall deposit One Million Four Hundred Thousand Dollars ($1,400,000) in an account designated by Seller, as earnest money, which shall be applied to the Purchase Price at Closing. By January 31, 2007 (unless Closing has taken place prior thereto), Buyer shall deposit Six Hundred Thousand Dollars ($600,000) in an account designated by Seller, as earnest money, which shall be applied to the Purchase Price at Closing. Both deposits are collectively referred to herein as the "Deposit". In the event the Closing does not occur for any reason other than a material breach by Buyer, then: (a) Galaxy Energy Corporation shall execute the Promissory Note (the Note"), attached hereto, which shall be dated and become effective as of the date of termination of this Agreement, and shall deliver the original executed Note to PetroHunter Energy Corporation within two business days after the termination of this Agreement;
(b) PetroHunter Energy Corporation shall sign the Subordination  Agreement;  and
(c) Galaxy shall have sole responsibility for obtaining the signatures of all parties to the Subordination Agreement (other than the signature of PetroHunter Energy Corporation), and shall provide a fully-executed original to PetroHunter Energy Corporation. Any Party may


                                       3
243891.01
terminate this Agreement, effective upon written notice to the other Parties, if the Closing has not occurred by February 28, 2007. The actual amount of the Deposit shall be stated in the Note.

         2.4 OPERATORSHIP: Beginning at the Effective Time, Buyer will assume operatorship of the Property, in the capacity of a contract operator, and will assume responsibility for all of Seller's costs and expenses related to operation of the Properties, provided that Buyer, as operator, will incur no expenses for any individual item in excess of Ten Thousand Dollars ($10,000.00) without obtaining the prior approval of Seller. At Closing, all operating expenses incurred by Buyer will be credited against the Purchase Price at Closing in accordance with Sections 4.5 and 4.8, below. In the event Closing does not occur for any reason, the aggregate amount of any operating expenses actually incurred by Buyer (and supported by reasonable back-up documentation) shall be added to the principal amount of the Note referenced in Section 2.3, above, and shall be repayable in accordance with its terms.

         2.5 ESCROWED FUNDS: At the time of Closing, $500,000 of the Purchase Price (the "Escrowed Funds") shall be retained by Buyer in a separate account controlled by Buyer up to the time that: (a) the Registration Rights Agreement is terminated as a result of Buyer's parent company, PetroHunter Energy Corporation and the other parties to such agreement having fully performed all their respective obligations under such agreement; (b) Buyer's determination, in Buyer's sole discretion, that there is no reasonable possibility of any material claim being made by one or more of said other parties against PetroHunter; and
(c) Seller having paid all amounts due to Buyer for costs, penalties, damages and other expenses related to the Registration Rights Agreement, as referenced in Sections 2.6 and 5.1(a)(i), below. Upon satisfaction of such conditions, Buyer shall promptly pay the remaining Escrowed Funds, if any, to an account designated by Seller.

         2.6 ADJUSTMENTS TO PURCHASE PRICE: The Purchase Price shall be subject to adjustment at the Closing pursuant to Sections 3.3, 4.5 through 4.9, and 5.1(a)(i). In the event of an adjustment of the Purchase Price at Closing, any such adjustment shall be applied first to the consideration to be paid pursuant to Section 2.2(a). Buyer may provide to Seller a notice and schedule at Closing or at any time thereafter (with appropriate backup documentation) setting forth all costs and expenses incurred by Buyer in connection with the Registration Rights Agreement (as more fully described in Section 5.1(a)(i)), in which case such amount shall be credited against the Purchase Price, or if incurred after Closing shall be paid to Buyer out of the Escrowed Funds or if the Escrowed Funds have been fully applied, shall be paid directly to Buyer within ten business days after Seller's receipt of such notice.

         2.7 CLOSING: The Closing shall take place on a mutually agreeable date on or before forty-five days from the date of this Agreement (with the actual date of Closing being the "Closing Date"). The Closing will be held at 10:00 a.m., at the offices of Buyer at 1875 Lawrence Street, Suite 1400, Denver, Colorado.

         2.8 EFFECTIVE TIME: The effective time of this purchase and sale of the Property will be at 7:00 a.m., Mountain Standard Time on January 1, 2007 (the "Effective Time").

         2.9 FORM OF ASSIGNMENT: At Closing, Seller shall deliver executed and acknowledged conveyance documents to Buyer in substantially the form and content shown in the Assignment and Bill of Sale attached as Exhibit C (the "Assignment") to be modified only to the extent necessary to comply with the provisions of this Agreement, together with all forms necessary to convey Seller's interest in federal and state leases.


                                       4
243891.01

                                    ARTICLE 3
                              TITLE AND INSPECTION

         3.1 INSPECTION OF FILES: Upon reasonable notice from Buyer, Seller shall make available during Seller's regular business hours at Seller's offices, for examination and reproduction by Buyer's authorized representatives, at Buyer's expense, all documents in Seller's possession relating or in any way pertaining to the Property, except any documents which are covered by non-disclosure obligations to third parties. Without limiting the foregoing, such documents shall expressly include contracts, agreements, revenue and expense records, suspense account records, division order files, well files, land and lease files, title opinions, environmental permits, environmental reports, environmental audits and environmental regulatory notifications (including SPCC plans and CERCLA Title III notices) (the "Records"). Buyer shall have the right to copy, at Buyer's sole expense, any portion of the Records.

         3.2 ADVERSE CONDITION: If a contract or condition exists that has a material adverse effect on the value or operation of the Property or that would subject Buyer to unacceptable costs or potential liability, Buyer may elect to exclude the affected interest from the conveyance, and the Purchase Price shall be adjusted by the amount agreed to by the Parties. Within ten (10) days after the date of this Agreement, Seller shall provide a written status report to Buyer (the "Leiter Report") which describes the current status of Seller's leasehold interest in approximately 2,120 acres in the Ucross area and 1,532 acres in the Leiter townsite, including without limitation copies of any extensions of, or agreements related to, such leases, a schedule of shut-in payments that are due within six months after the Closing Date (on a well-by-well basis), and a description of the status of Seller's dewatering activities related to the wells located on or pooled or communitized with such leases.

         3.3 TITLE: Title defects shall refer to those defects or irregularities that (a) would cause Buyer to receive less than the net revenue interest set forth on Exhibit A; (b) would obligate Buyer to bear costs and expenses in an amount greater than Seller's undivided working interest set forth on Exhibit A without a corresponding increase in the net revenue interest; or
(c) create a lien or encumbrance on any portion of the Property. Title defect shall not refer to such defects or irregularities in the title to the Properties that do not interfere with the operation, value or use of the Properties (or portion thereof) affected thereby and that would not be considered material in accordance with the industry standards. As soon as is reasonably practicable, but in no event later than five business days prior to Closing, Buyer shall provide Seller with a notice of title defects stating its objections, if any, to the title. Seller may undertake to satisfy some, all, or none of Buyer's title objections, at Seller's sole cost and expense. If any such title defect cannot be or is not cured by Seller within twenty (20) days of Seller's receipt of such notice, then unless such defect is waived by Buyer the affected interest shall be retained by Seller and the allocated value set forth in Exhibit A for the affected interest shall be reduced in the proportion that the actual net revenue interest or the actual working interest bears to that which is set forth in Exhibit A, and that amount shall be deducted from the Purchase Price. Buyer shall have the right to terminate this Agreement if title defects asserted by it affect more than fifteen percent (15%) of the total Purchase Price.

         3.4 FILES AND RECORDS: At Closing or as soon thereafter as practicable, and at Seller's expense, Seller shall furnish to Buyer all Records, except those merely incidental thereto, any economic analyses of the value of the Property, and any information covered by non-disclosure obligations.



                                       5
243891.01

                                    ARTICLE 4
                                   ACCOUNTING

         4.1 CONTINUED ACCOUNTING SERVICES: Notwithstanding Section 2.4 or any other provision of this Agreement, Seller agrees to perform for Buyer, at Buyer's request and sole expense, all record keeping and accounting services of the nature and quality normally performed by Seller for the production period from the date of this Agreement for a period not to exceed six (6) months from the Closing Date. Buyer shall reimburse Seller for all such services within thirty (30) days after Buyer's receipt of Seller's monthly invoice. These services shall be as follows:

               (a) Provide accounting personnel, data processing services, and such other services as required to maintain the same level of record keeping and accounting with respect to the Property as maintained prior to the Effective Time;

               (b) Provide information as may reasonably be required by Buyer's personnel to facilitate the orderly transition of accounting services;

               (c) Provide information sufficient to enable Buyer to record liquids revenue, gas revenue, operating expenses, capital expenditure and such other accounting transactions on the basis maintained by Seller; and

               (d) File all federal, state and other regulatory filings on the same basis as prior to the Effective Time.

         4.2   OWNERSHIP  OF   PRODUCTION:   Ownership  of  all  production  and
products attributable to the Property shall pass to Buyer as of the Effective Time.

         4.3   PRORATION OF TAXES:  All  taxes,  including,  but not limited to, excise taxes, state severance taxes, ad valorem taxes, and any other local, state and/or federal taxes or assessments attributable to the Property ("Taxes") prior to the Effective Time shall remain Seller's responsibility, and all deductions, credits, and refunds pertaining to the aforementioned taxes attributable to the Property ("Deductions") prior to the Effective Time, no matter when received, shall belong to Seller. All Taxes attributable to the Property after the Effective Time, shall be Buyer's responsibility, and all Deductions pertaining to the Property after the Effective Time, no matter when received, shall belong to Buyer. The Parties' respective responsibility for ad valorem Taxes shall be allocated based upon the number of days a Party owned the Properties in the subject tax year, and shall not be based on the year in which production occurs.

         4.4 LETTERS-IN-LIEU: At Closing, the Parties shall execute all documents necessary to effect change of ownership, such as letters-in-lieu of division orders or transfer orders to each purchaser of production for the Property, instructing each to make payments for all purchases accruing after the end of the month in which Closing occurs directly to Buyer.

         4.5 CONTINUED OPERATIONS AND COSTS: All costs and expenses incurred by Seller, pursuant to the provisions hereof or with Buyer's written consent, for normal and necessary operation of the Property, including charges for administrative overhead associated with joint interest properties, that accrue after the Effective Time and including the Closing shall be borne by Buyer and shall constitute an adjustment to the Purchase Price. All costs and expenses incurred by Seller, pursuant to the provisions hereof or with Buyer's written consent, for normal



                                       6
243891.01
and necessary operation of the Property, including charges for administrative overhead associated with joint interest properties, that accrue after the Closing shall be borne by Buyer and shall be for the account of the Seller as settled in the Final Accounting Settlement.

         4.6 PREPAIDS: Prepaid insurance premiums, utility charges, rentals and any other prepaids or accrued payables applicable to periods following the Effective Time, if any, attributable to the Properties shall be prorated as of the Effective Time, and amounts owing from such proration shall be settled in the Final Accounting Settlement.

         4.7 SUSPENDED FUNDS: Seller shall transfer to Buyer all funds, if any, held by Seller in suspense owing to third parties on account of production from the Properties and in such event Buyer shall assume responsibility for the payment thereof to third parties entitled to the same.

         4.8 REVENUES AND EXPENSES: Buyer shall pay Seller all revenues received after the Closing, insofar as such revenues are attributable to oil, gas or other hydrocarbon products produced prior to the Effective Time. Seller shall pay Buyer all revenues received after the Closing, insofar as such revenues are attributable to oil, gas or other hydrocarbon products produced and sold after the Effective Time. Such payment shall be made on the first day of the month following receipt of such revenues. Each party indemnifies the other for any costs or damages suffered as a result of a party failing to pay its share of expenses (including taxes) or failing to remit revenues belonging to the other party, allocated as of the Effective Time.

         4.9 ESTIMATED AND FINAL ACCOUNTING: An estimated accounting for net proceeds from production less applicable operating expenses will be made at or shortly after the Closing. Final accounting will be made at such time as complete Records are available, but no later than sixty (60) days after the Closing. Provided, however, all provisions of this Agreement pertaining to either Party's right to upward or downward adjustments to the Purchase Price shall survive the Closing for a period of one year after the Closing Date. Notwithstanding the final accounting, the Parties shall remain obligated to make such adjustment at any time and from time to time during said one-year period, within ten days after receipt of written notice supporting such adjustment.

         4.10 AUDITS: In order to verify information provided by the Parties under this Article 4, Buyer and Seller shall each have the right to conduct an audit of the other Party's data relating thereto for a period of two (2) years after the Closing Date.


                                    ARTICLE 5
                            ASSUMPTION OF OBLIGATIONS

         5.1   INDEMNITIES:

               (a) INDEMNIFICATION OF BUYER: Seller shall release Buyer from and shall fully protect, indemnify, and defend Buyer, its officers, agents and/or employees and hold them harmless from any and all claims, losses, damages, demands, suits, causes of action, and liabilities (including attorneys' fees, costs of litigation and/or investigation and costs associated therewith) (collectively referred to hereafter as "Claims") relating to, arising out of, or connected, directly or indirectly, with the following:


                                       7
243891.01

(i) the Registration Rights Agreement, and/or any other matter related to Buyer's relationship with one or more of the third parties to the Registration Rights Agreement, including without limitation any attorneys fees, penalties, costs, damages, judgments, or other expenses of any nature directly or indirectly related thereto; (ii) the ownership or operation of the Properties, or any part thereof, pertaining to the period prior to the Closing Date, whenever asserted, including but not limited to any Claims relating to injury or death of any person or persons whomsoever, and/or damage to or loss of any property or resource, and/or any pollution and/or environmental damage of any kind, including without limitation (A) any liability under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 ET SEQ., or any other environmental statute, ordinance, law, rule or regulation, as the same may be or have been amended, (B) common law claims such as negligence, gross negligence, strict liability, nuisance or trespass, or (C) fault imposed by statute, rule or regulation. The indemnity obligation provided herein shall apply regardless of cause or of any negligent acts or omissions of Buyer, its officers, agents, and/or employees.

               (b) INDEMNIFICATION OF SELLER: Buyer shall release Seller from and shall fully protect, indemnify, and defend Seller, its officers, agents and/or employees and hold them harmless from any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period after the Closing Date, including but not limited to any Claims relating to injury or death of any person or persons whomsoever, and/or damage to or loss of any property or resource, and/or any pollution and/or environmental damage of any kind, including without limitation (i) any liability under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 ET SEQ., or any other environmental statute, ordinance, law, rule or regulation, as the same may be or have been amended, (ii) common law claims such as negligence, gross negligence, strict liability, nuisance or trespass, or (iii) fault imposed by statute, rule or regulation. The indemnity obligation provided herein shall apply regardless of cause or of any negligent acts or omissions of Seller, its officers, agents, and/or employees; provided, however, that the indemnity contained in this paragraph shall not relieve Seller of any liability or responsibility arising from Seller's breach of any warranty or representation contained in this Agreement.

         5.2 BUYER'S ASSUMPTION OF OBLIGATIONS: Except as otherwise provided herein, Buyer assumes and shall timely perform and discharge all duties and obligations of the owner of the Properties relating to the period, and arising, at and after the Effective Time, including, but not limited to: restoration of the surface, environmental and pollution clean up, plugging and abandonment of any and all existing and future wells; and Seller shall incur no liability for Buyer's failure to properly perform and discharge such duties and obligations.

         5.3 NOTICE OF CLAIMS: Each indemnified Party hereunder agrees that upon its discovery of facts giving rise to a Claim for indemnity under the provisions of this Agreement, including, without limitation, receipt by it of notice of any demand, assertion, action or proceeding, judicial or otherwise, by any third party with respect to any matter to which it believes itself to be entitled to indemnity under the provisions of this Agreement, it shall give prompt notice thereof in writing to the indemnifying Party, together with a statement of such information regarding any of the foregoing as it shall then have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnified Party shall afford the indemnifying Party a reasonable opportunity to pay, settle or contest the Claim at its expense.



                                       8
243891.01

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         6.1 SELLER'S REPRESENTATIONS AND WARRANTIES: Seller hereby represents and warrants to Buyer that:

               (a) ORGANIZATION AND AUTHORITY: Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own and lease the Properties and assets it currently owns and leases and to carry on its business as such business is currently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it;

               (b) BOARD APPROVAL: Seller has obtained all approvals from Seller's board of directors and Seller's parent corporation, Galaxy Energy Corporation, which are necessary to enter into this Agreement;

               (c) ABSENCE OF CERTAIN CHANGES: Since the execution of this Agreement, there has not been: (i) Any damage, destruction or loss to or of the Property, whether or not covered by insurance; (ii) Any sale, lease or other disposition of the Property; (iii) Any mortgage, pledge or grant of a lien or security interest in any of the Property; (iv) Any contract or commitment to do any of the foregoing; or (v) Any equipment, facilities, material or other personal property removed from the Property except for equipment which was surplus to the operation of the Property;

               (d) TAXES: All returns, statements and reports with respect to Taxes based upon, measured by or imposed with respect to the ownership or operation of the Property which are required to be filed on or before the Closing have been (or will have been by the Closing) timely filed with the appropriate governmental authority and all such taxes have been (or will have been by the Closing) paid or deposited;

               (e) COMPLIANCE WITH LAWS: The Property is being operated in compliance with and Seller is not charged with a violation of, or to its knowledge, threatened with a charge of a violation of, any Laws relating to the Property;

               (f) ENVIRONMENTAL MATTERS: Seller has received no notice, nor is Seller aware of any pending or threatened claim alleging, or condition that might give rise to, any potential liability (including without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, damage to the environment, property damages, personal injuries or penalties) arising out of, based on or resulting from any violation or alleged violation of any environmental Law or any common law theory of recovery;

               (g) GAS MARKETING: None of the Properties is subject to any gas purchase and sale agreements, gas transportation agreements, gas gathering agreements or similar agreements not cancelable on thirty (30) days notice;

               (h) IMBALANCES: There are no agreements, obligations or imbalances under any operating agreement, prepayment arrangement, gas balancing agreement, storage agreement or other similar agreement relating to the Property that would reduce Buyer's share in current or future production proceeds from the Property;



                                       9
243891.01

               (i) CONTRACTS: All Contracts pertaining to the Properties are in full force and effect;

               (j) PENDING OR THREATENED LITIGATION: There are no actions, suits, claims, proceedings or investigations pending, threatened against or affecting the Property, including without limitation claims or threats of claims by one or more third parties owning joint interests in the Leases or pooled areas comprising the Properties, alleging that Seller has materially breached any obligation or violated any Law;

               (k) LIENS AND ENCUMBRANCES: The Properties are being conveyed to the Buyer free and clear of liens and encumbrances; and

               (l) PREFERENTIAL RIGHTS: There are no preferential rights of purchase applicable to the Properties.

         6.2 REPRESENTATIONS AND WARRANTIES OF BUYER: Buyer hereby covenants, represents and warrants to Seller as follows:

               (a) ORGANIZATION AND AUTHORITY: Buyer has full power and authority to make and perform this Agreement according to the terms hereof and is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in the state in which the Properties are located (or will be as of the Closing Date);

               (b)  BOARD  APPROVAL:  Buyer  has  obtained  all  approvals  from
Buyer's  board  of  directors,  and  its  parent  company,   PetroHunter  Energy
Corporation, which are necessary to enter into this Agreement;

               (c) OWN ACCOUNT: Buyer is acquiring the Property for its own account, for use in its trade or business or for investment, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933; and

               (d) BOND: Buyer currently has or shall prior to Closing post a plugging bond sufficient to comply with all rules and regulations of the state where the Properties are located, if any, pertaining to the plugging and abandonment of any and all wells on the Property.

         6.3 REPRESENTATIONS AND WARRANTIES AT CLOSING: The representations and warranties of Buyer and Seller contained in this Agreement shall be true and accurate on the Closing Date as though such representations and warranties were made at and as of that time.

                                    ARTICLE 7
                       ADDITIONAL AGREEMENTS AND COVENANTS

         7.1 COVENANTS OF SELLER: Seller covenants and agrees with Buyer as follows:

               (a) CERTAIN COVENANTS WITH RESPECT TO THE PROPERTY: Seller shall, from the date hereof to the Closing, unless otherwise consented to in writing by Buyer;

                    (i) promptly notify Buyer of the receipt of any written notice or written claim or written threat of notice or claim of which such Seller becomes aware relating to any



                                       10
243891.01
default or breach under, or of any termination or cancellation or written threat of termination or cancellation of, any of the Properties or Contracts;

                    (ii) promptly notify Buyer of any loss of or damage to any portion of the Property known to Seller and exceeding US$25,000 in amount; and

                    (iii) cause to be paid all rentals, shut-in royalties, minimum royalties and other payments that are necessary to maintain in force its rights in and to the Properties, and pay timely all costs and expenses incurred by it in connection with the Properties, except such costs and expenses as are being contested in good faith, in which case Seller shall provide a written notice to Buyer describing the matter related to such contested costs and expenses.

               (b) ACCESS: Seller will afford to Buyer and its authorized representatives, at Buyer's sole expense, risk and cost and upon reasonable notice, reasonable access from the date hereof until the Closing, during normal business hours, to the Property and to its personnel, properties, books and records which are related to the Property which Seller is not prohibited from disclosing by any existing confidentiality requirements with third parties.

               (c) OPERATION: Subject to Section 2.4, above, from the date hereof until Closing, Seller will operate the Properties in a reasonably prudent manner in accordance with all applicable Laws and Contracts. Seller will not take any action with respect to the Properties which would impair or encumber the Properties or diminish the interest of Buyer therein.

                                    ARTICLE 8
                         CONDITIONS PRECEDENT TO CLOSING

         8.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE: Seller shall be obligated to consummate the sale of the Property as contemplated hereby on the Closing Date, provided the following conditions precedent exist or have been waived by Seller:

               (a) All representations and warranties of Buyer contained in this Agreement or in connection with any of the transactions contemplated hereby shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time;

               (b) Buyer is in compliance in all material respects with all terms and conditions of this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

               (c) Seller has obtained all required regulatory approval for this Agreement and the transactions contemplated hereunder;

               (d) Seller has obtained written unconditional approval and confirmation, in form acceptable to Buyer in its sole discretion, from Seller's senior secured lender that the sale of the Property under the specific terms of this Agreement is acceptable to said lender, and that the Properties will be conveyed and assigned to Buyer free and clear of all liens and encumbrances;

               (e) No suit, action, order or other proceedings shall be pending or threatened before any court or governmental commission, board or agency in which it is sought by a



                                       11
243891.01
person or entity, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated thereby, nor shall there be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit consummation of the Agreement or the transaction contemplated thereby;

The consummation of Closing on the Properties shall not be deemed to be a waiver by the Seller of any of its rights or remedies hereunder for breach of warranty, covenant, or agreement herein by the Buyer.

         8.2 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE: Buyer shall be obligated to consummate the sale of the Property as contemplated by this Agreement on the Closing Date, provided that the following conditions precedent have been satisfied or have been waived by Buyer:

               (a) All representations and warranties of Seller contained in this Agreement or in connection with any of the transactions contemplated hereby shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time;

               (b) Seller is in compliance in all material respects with all terms and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

               (c) No suit, action, order or other proceedings shall be pending or threatened before any court or governmental commission, board or agency in which it is sought by a person or entity, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated thereby, nor shall there be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit consummation of the Agreement or the transaction contemplated thereby;

               (d) All consents and approvals, if any, of third parties or any regulatory body or authority, whether required contractually or by applicable federal, state, or local law, or otherwise necessary for the execution, delivery, and performance of this Agreement (except for approvals of governmental agencies customarily obtained subsequent to transfer of title, and which have not been waived by Buyer) shall have been obtained and delivered to Buyer by the Closing Date and shall not have been withdrawn or revoked;

               (e) Buyer has obtained and closed the Financing in an amount and on terms that Buyer determines, within its sole discretion, sufficient to fund the Purchase Price, with Seller and Galaxy hereby expressly acknowledging that such determination shall be within Buyer's sole discretion;

               (f) Buyer's board of directors and PetroHunter Energy Corporation's board of directors having approved (by written Resolution) Buyer proceeding with the Closing, with such approval being within their sole discretion;



                                       12
243891.01

               (g) Buyer has obtained all required regulatory approval for this Agreement and the transactions contemplated hereunder;

               (h) Buyer has received documentary evidence from Seller, in form acceptable to Buyer in its sole discretion, that Seller has obtained all required regulatory approval for this Agreement and the transactions contemplated hereunder; and

               (i) Buyer has received documentary evidence from Seller, in form acceptable to Buyer in its sole discretion, that Seller has obtained approval of the specific terms and conditions of this Agreement and the transactions contemplated hereunder from the Seller's senior lender.

The consummation of Closing on the Properties shall not be deemed to be a waiver by the Buyer of any of its rights or remedies hereunder for breach of warranty, covenant, or agreement herein by the Seller.



                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 NOTICES: All notices and other communications required, permitted, or desired to be given hereunder must be in writing and sent by registered or certified U.S. mail (return receipt requested), properly addressed as shown below, and with all postage or charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by mail or hand delivery is the date on which such notice or other communication is received by the addressee, by facsimile is the date sent, or if such date is on a weekend or federal or state holiday, then on the next date which is not Saturday, Sunday or such holiday. Each Party may change its address by notifying the other Party in writing.

         If to Seller:                            If to Buyer:

         Galaxy Energy Corporation                PetroHunter Energy Corporation
         Dolphin Energy Corporation               PetroHunter Operating Company
         1331 17th Street, Suite 1050             1875 Lawrence, Suite 1400
         Denver, Colorado 80202                   Denver, Colorado  80202
         Attn:  Marc E. Bruner, President         Attn:  Garry Lavold, President
         Tel. (303) 293-2300                      Tel.  (303) 893-1800
         Fax (303) 293-2417                       Fax  (303) 572-8927

         9.2 CONVEYANCE COSTS: Buyer shall be solely responsible for all filing and recording of documents related to the transfer of the Properties from Seller to Buyer and for all fees connected therewith. Buyer shall furnish Seller with all pertinent recording data and evidence of all such required filings. Seller shall be responsible for any and all transfer fees or taxes that may be assessed on the sale of the Properties.

         9.3 BROKER'S FEES: Neither Party has retained any brokers, agents or finders and none are affiliated with either party or authorized to act on behalf of either Party in this matter. Each Party agrees to indemnify and hold the other harmless from and against any claims or causes of action with respect to any commissions, finders' fees, or other remuneration due to any broker, agent, or finder claiming by, through, or under such Party.




                                       13
243891.01

         9.4 FURTHER ASSURANCE: From and after the Closing, at the request of Seller but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and transfer and take such other action as Seller reasonably may be required to more effectively vest in or put Seller in possession of, any property, document, or information of any kind which was not intended by the Parties to be conveyed to Buyer. From and after the Closing, at the request of Buyer but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and transfer and take such other actions as Buyer reasonably may require more effectively to vest in Buyer, or to put Buyer in possession of, any of the Properties. If any of the Property is incorrectly described, the description shall be corrected upon proof of the proper description.

         9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES: All representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing. The Parties hereto have made no representations or warranties except those expressly set forth in this Agreement.

         9.6 AMENDMENTS AND SEVERABILITY: No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by Seller and Buyer. The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of the Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

         9.7 SUCCESSOR AND ASSIGNS: The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Property.

         9.8 HEADINGS: The titles and headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

         9.9 NOTICES AFTER CLOSING: Seller shall notify Buyer of its receipt after the Closing Date of any instrument, notification, or other document affecting the Property.

         9.10 GOVERNING LAW: The laws of the State of Colorado shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties, without regard to the principles of conflicts of laws, including, but not limited to, matters of performance, non-performance, breach, remedies, and procedures. The laws of the state in which the Properties are located shall govern the validity, construction and interpretation of any conveyances executed pursuant to this Agreement. Forum and venue shall be exclusively in state or federal court in Denver, Colorado.

         9.11 NO PARTNERSHIP CREATED: It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership, or any type of association, and the Parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

         9.12 CONFIDENTIALITY: Except as permitted herein, during the term of the Agreement and for a period one year thereafter, or for a period of one year after the termination of this



                                       14
243891.01

Agreement prior to Closing, whichever is applicable, both Parties shall maintain the fact and the provisions of this Agreement as confidential, except disclosures that as may be required by court order, applicable laws, rules and regulations of governmental agencies or stock exchanges. Each Party shall inform the other of such disclosures. Unless prohibited by applicable law, the disclosing Party shall provide the other Party with advanced notice of any such disclosure.

         9.13 PUBLIC ANNOUNCEMENTS: Unless otherwise agreed, neither Party shall make any public announcement or statement with respect to this Agreement or the transactions contemplated hereby unless such Party has an obligation to make such public announcement or statement under applicable law, rule or regulation. Unless prohibited by applicable law, the disclosing Party shall provide the other Party with advanced notice of any such disclosure.

         9.14 COUNTERPARTS: This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument. Execution may be evidenced by faxed signatures with original signature pages to follow promptly.

         9.15 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement and understanding among the Parties, their respective partners, shareholders, officers, directors and employees with respect to the subject matter hereof. This Agreement supersedes all prior oral and written discussions, agreements and understandings relating to such subject matter.

         9.16 PARENT COMPANIES: Galaxy Energy Corporation and PetroHunter Energy Corporation are executing this Agreement: (a) for the purposes of performing their respective rights and obligations as expressly set forth in this Agreement; and (b) as guarantors of the performance of their respective subsidiaries.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year set forth below, but effective as of the Effective Time.


DOLPHIN ENERGY CORPORATION              PETROHUNTER OPERATING COMPANY


By:    /s/ MARC E. BRUNER               By: /s/ DAVID E. BRODY
    -----------------------------          -------------------------------------
    Marc E. Bruner, President              David E. Brody, Vice President and
                                           General Counsel

GALAXY ENERGY CORPORATION               PETROHUNTER ENERGY CORPORATION


By:  /s/ MARC E. BRUNER                 By:  /s/ DAVID E. BRODY
   ------------------------------          -------------------------------------
   Marc E. Bruner, President               David E. Brody, Vice President and
                                           General Counsel




                                       15
243891.01

                                      PROXY
                            GALAXY ENERGY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Marc E. Bruner and Christopher S. Hardesty, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share ("Common Stock"), of GALAXY ENERGY CORPORATION, standing in the name of the undersigned at the close of business on January 19, 2007, at the special meeting of shareholders to be held on February 27, 2007, at Denver, Colorado, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated February 7, 2007, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.


         This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SALE OF THE POWDER RIVER BASIN ASSETS.

     PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

1. PROPOSAL TO APPROVE SALE OF POWDER RIVER BASIN ASSETS. The undersigned hereby votes in response to the proposal to approve the sale of Galaxy's Powder River Basin assets to PetroHunter Energy Corporation for a total price of $45,000,000, consisting of cash and no more than $25,000,000 in PetroHunter common stock. The sale is contingent upon PetroHunter obtaining adequate financing and upon the approval of the Galaxy's Secured Noteholders.

                  FOR  [ ]          AGAINST  [ ]              ABSTAIN  [ ]

2. In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  FOR  [ ]          AGAINST  [ ]              ABSTAIN  [ ]

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

Signature 1 - Please keep                Signature 2 - Please keep
Signature within the box                 Signature within the box               Date (mm/dd/yyyy)


[                                   ]    [                                   ]  [        /        /                 ]
 -----------------------------------      -----------------------------------    -------- -------- -----------------


NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.